UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

DELEK US HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

To Our Stockholders:

Notice is hereby given that the 2013 Annual Meeting of Stockholders of Delek US Holdings, Inc. (the “Company”) will be held on Tuesday, May 7, 2013 at 2:00 PM, central daylight saving time, at the Drury Plaza Hotel, 1874 West McEwen Drive in Franklin, Tennessee, for the following purposes:

(1)
To elect the seven nominees named in the accompanying Proxy Statement as directors of the Company to serve until the 2014 Annual Meeting and until their respective successors are elected and have been qualified;

(2)	To approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that stockholder actions may only be taken at annual or special meetings of stockholders;

(3)
To approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that members of the Company's Board of Directors could be removed with or without cause by a supermajority vote of stockholders;

(4)
To approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that, with certain exceptions, the Court of Chancery of the State of Delaware be the exclusive forum for certain legal actions;

(5)
To approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that the Company's bylaws, as may be in effect from time to time, could be amended only by a supermajority vote of stockholders;

(6)
To approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that certain provisions of the Company's certificate of incorporation, as may be in effect from time to time, could be amended only by a supermajority vote of stockholders;

(7)
To approve the proposed Second Amended and Restated Certificate of Incorporation of the Company, which will integrate the amendments above, if adopted, into the Company's Amended and Restated Certificate of Incorporation;

(8)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year; and

(9)	To transact any other business properly brought before the meeting.

Additional information concerning the matters to be voted upon at the meeting is set forth in the accompanying Proxy Statement. Stockholders of record of the Company’s Common Stock as of the close of business on March 12, 2013 are entitled to notice of, and to vote at, the meeting. You are cordially invited to attend the meeting in person.

Whether or not you plan to attend the Annual Meeting in person, please mark your votes, then date and sign the enclosed form of proxy and return it promptly in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person if you wish to do so.

By Order of the Board of Directors,
Kent B. Thomas
Executive Vice President, General Counsel and Secretary
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
April 15, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 7, 2013

Our proxy statement and Annual Report to Stockholders for our 2012 fiscal year are available at http://phx.corporate-ir.net/phoenix.zhtml?c=196835&p=irol-proxy.

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TABLE OF CONTENTS

QUESTIONS AND ANSWERS	1

PROPOSAL 1: ELECTION OF DIRECTORS	5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	8

EQUITY COMPENSATION PLAN INFORMATION	8

CORPORATE GOVERNANCE	9

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15

EXECUTIVE COMPENSATION	17

PROPOSED AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	35

PROPOSAL 2: APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT STOCKHOLDER ACTIONS MAY ONLY BE TAKEN AT ANNUAL OR SPECIAL MEETINGS OF STOCKHOLDERS	35

PROPOSAL 3: APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT MEMBERS OF OUR BOARD OF DIRECTORS COULD BE REMOVED WITH OR WITHOUT CAUSE BY A SUPERMAJORITY VOTE OF STOCKHOLDERS	37

PROPOSAL 4: APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT, WITH CERTAIN EXCEPTIONS, THE COURT OF CHANCERY OF THE STATE OF DELAWARE BE THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS	38

PROPOSAL 5: APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT OUR BYLAWS COULD BE AMENDED ONLY BY A SUPERMAJORITY VOTE OF STOCKHOLDERS	40

PROPOSAL 6: APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION COULD BE AMENDED ONLY BY A SUPERMAJORITY VOTE OF STOCKHOLDERS	42

PROPOSAL 7: APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WHICH WILL INTEGRATE THE AMENDMENTS INTO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AS CURRENTLY IN EFFECT	43

AUDIT COMMITTEE REPORT	44

RELATIONSHIP WITH INDEPENDENT AUDITORS	45

PROPOSAL 8: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2013	45

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING	45

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DELEK US HOLDINGS, INC.
7102 Commerce Way
Brentwood, Tennessee 37027

ANNUAL MEETING OF STOCKHOLDERS
May 7, 2013

PROXY STATEMENT

QUESTIONS AND ANSWERS

1. Why am I receiving these materials? This Proxy Statement and enclosed form of proxy (first mailed to stockholders on or about April 15, 2013 ) are furnished in connection with the solicitation by our Board of Directors of proxies for use at the Annual Meeting of Stockholders, or at any adjournment thereof. The Annual Meeting will be held on May 7, 2013 at 2:00 PM , central daylight saving time, at the Drury Plaza Hotel, 1874 West McEwen Drive in Franklin, Tennessee . As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. Unless otherwise indicated or the context requires otherwise, the terms “Delek,” “we,” “our,” “Company” and “us” are used in this report to refer to Delek US Holdings, Inc. and its consolidated subsidiaries.

2. What are the purposes of the Annual Meeting? The Annual Meeting is being held: (1) to elect the seven nominees named in this Proxy Statement as directors of the Company, each to serve for a term of one year until the Annual Meeting of Stockholders in 2014 and until the election and qualification of his successor or earlier termination of service; (2) to approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that stockholder actions may only be taken at annual or special meetings of stockholders; (3) to approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that members of the Company's Board of Directors could be removed with or without cause by a supermajority vote of stockholders; (4) to approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that, with certain exceptions, the Court of Chancery of the State of Delaware be the exclusive forum for certain legal actions;(5) to approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that the Company's bylaws, as may be in effect from time to time, could be amended only by a supermajority vote of stockholders; (6) to approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that certain provisions of the Company's certificate of incorporation, as may be in effect from time to time, could be amended only by a supermajority vote of stockholders; (7) to approve the proposed Second Amended and Restated Certificate of Incorporation of the Company, which will integrate the amendments above, if adopted, into the Company's Amended and Restated Certificate of Incorporation; (8) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013 ; and (9) to transact such other business as may properly be brought before the meeting or at any adjournment thereof. Members of the Company's management will also discuss our business and be available to respond to appropriate questions from stockholders.

3. How may I obtain the Company’s Annual Report for the fiscal year ended December 31, 2012? A copy of our Annual Report to Stockholders and Annual Report on United States Securities and Exchange Commission (“SEC”) Form 10-K accompany this Proxy Statement. These documents are also available at http://phx.corporate-ir.net/phoenix.zhtml?c=196835&p=irol-proxy. A copy of these documents (which include our financial statements for the 2012 fiscal year) may also be obtained from us upon written request. Please refer to question 20 below for information on how to request additional information from us.

4. Who may attend the Annual Meeting? Stockholders of record as of the close of business on March 12, 2013 (the “record date”), or their duly appointed proxies, may attend the meeting. Stockholders whose shares are held through a broker or other nominee will need to bring a copy of their brokerage statement reflecting their ownership of our common stock, $0.01 par value (“Common Stock”), as of the record date.

5. Who is entitled to vote? Holders of record of our Common Stock at the close of business on the record date are entitled to vote at the Annual Meeting. On the record date, 59,775,606 shares of common stock were issued and outstanding. The Common Stock is our only outstanding class of voting securities. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. If you attend the Annual Meeting, you may vote in person. Votes submitted by proxy card and received by our transfer agent on or before 11:59 p.m. (eastern time) on May 6, 2013 will be counted. Only votes submitted in person at the Annual Meeting will be counted after that time.

6. Who is soliciting my vote? Your vote is being solicited by our Board of Directors. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal contact.

The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

7. How does the Board of Directors recommend that I vote? The Board of Directors recommends that you vote: (1) “FOR” each of the nominees to the Board of Directors; (2) "FOR" the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that stockholder actions may only be taken at annual or special meetings of stockholders; (3) "FOR" the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that members of the Company's Board of Directors could be removed with or without cause by a supermajority vote of stockholders; (4) "FOR" the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that, with certain exceptions, the Court of Chancery of the State of Delaware be the exclusive forum for certain legal actions; (5) "FOR" the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that the Company's bylaws, as may be in effect from time to time, could be amended only by a supermajority vote of stockholders; (6) "FOR" the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that certain provisions of the Company's certificate of incorporation, as may be in effect from time to time, could be amended only by a supermajority vote of stockholders; (7) "FOR" the approval of the proposed Second Amended and Restated Certificate of Incorporation of the Company, which will integrate the amendments above, if adopted, into the Company's Amended and Restated Certificate of Incorporation; and (8) “FOR” the ratification of our independent registered public accounting firm.

8. How will voting on any other business be conducted? Although we do not know of any business to be considered at the 2013 Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to Ezra Uzi Yemin, our President and Chief Executive Officer, and Assaf Ginzburg, our Executive Vice President and Chief Financial Officer, to vote your shares on such matters at their discretion.

9. What is the difference between a “stockholder of record” and a “street name” holder? These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AmStock”), you are a “stockholder of record” (or "registered stockholder") of those shares, and these proxy materials have been provided directly to you by the Company. If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "beneficial owner" of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your brokerage, bank, trust or other nominee as custodian (the "record holder"), along with a voting instructions card.

10. How do I vote my shares if I am a stockholder of record? Enclosed is a proxy card for the shares of stock held by you on the record date. You may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. Unless otherwise indicated on the proxy, shares represented by any proxy will, if the proxy is properly executed and received by us prior to the Annual Meeting, be voted as follows: (1) “FOR” each of the nominees to the Board of Directors; (2) "FOR" the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that stockholder actions may only be taken at annual or special meetings of stockholders; (3) "FOR" the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that members of the Company's Board of Directors could be removed with or without cause by a supermajority vote of stockholders; (4) "FOR" the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that, with certain exceptions, the Court of Chancery of the State of Delaware be the exclusive forum for certain legal actions; (5) "FOR" the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that the Company's bylaws, as may be in effect from time to time, could be amended only by a supermajority vote of stockholders; (6) "FOR" the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide that certain provisions of the Company's certificate of incorporation, as may be in effect from time to time, could be amended only by a supermajority vote of stockholders; (7) "FOR" the approval of the proposed Second Amended and Restated Certificate of Incorporation of the Company, which will integrate the amendments above, if adopted, into the Company's Amended and Restated Certificate of Incorporation; and (8) “FOR” the ratification of our independent registered public accounting firm.

11. How do I vote my shares if they are held in street name? As the beneficial owner, you have the right to direct your record holder how to vote your shares by using the voting instructions card, and the record holder is required to vote your shares in accordance with your instructions.

12. Can I revoke or change my vote? Yes. You may revoke or change your vote by: (a) notifying our Secretary in writing on or before 11:59 p.m. (eastern time) on May 6, 2013; (b) submitting a later-dated and timely proxy card by mail on or before 11:59 p.m. (eastern time) on May 6, 2013; or (c) if you are the registered stockholder and your shares are not held in street name, voting in person at the meeting. If you are a beneficial owner with your shares held in street name, you must follow the instructions of your broker, bank, trust or other nominee who is the registered stockholder of your shares to revoke a proxy. The latest-dated, timely, properly completed proxy that you submit will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed or dated, the previously recorded vote will stand.

13. Who will count the vote? Representatives of our transfer agent, AmStock, will count the votes and act as the inspector of the elections.

14. Is my vote confidential? Proxy cards, ballots and voting tabulations that identify individual stockholders are returned directly to AmStock and are handled in a manner designed to protect your voting privacy. Your vote will not be disclosed to us except: (a) as needed to permit AmStock to tabulate and certify the vote; (b) as required by law; or (c) in limited circumstances such as a proxy contest. Additionally, all comments written on the proxy card or elsewhere will be forwarded to us, but your identity will be kept confidential unless you specifically ask that your name be disclosed.

15. What does it mean if I get more than one proxy card? If your shares are registered in more than one name or in more than one account, you will receive more than one card. Please complete and return all of the proxy cards you receive to ensure that all of your shares are voted.

16. What is a “quorum”? A “quorum” is the presence of the holders of a majority of the outstanding shares entitled to vote either in person or represented by proxy at the meeting. There must be a quorum for the Annual Meeting to be held. Proxies received but marked as abstentions, withheld votes and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

17. What are the voting requirements to approve each proposal? Directors are elected by a plurality of votes cast by holders of shares entitled to vote. This means that the director nominees with the most votes for the positions available are elected. To approve the proposed amendments to the Amended and Restated Certificate of Incorporation of the Company and the proposed Second Amended and Restated Certificate of Incorporation of the Company, a majority of our issued and outstanding shares of Common Stock must vote in favor of these proposals. To approve the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 , a majority of the shares present or voting at the meeting must vote in favor of the proposal. As of the record date for the 2013 Annual Meeting, we were a controlled company under the rules and regulations of the New York Stock Exchange (“NYSE”). At the close of business on the record date, approximately 52.8% of our outstanding Common Stock was controlled by a subsidiary of Delek Group, Ltd. (“Delek Group”), a conglomerate that is domiciled and publicly traded in Israel. As a result, Delek Group and its affiliates will have sufficient voting power to determine the outcome of the items of business listed above.

18. What is the effect of abstentions, withheld votes and broker non-votes? Abstentions and instructions on the accompanying proxy card to withhold authority to vote will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum exists and will result in the proposal receiving fewer votes. However, the number of votes otherwise received will not be reduced by such action.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under NYSE rules, NYSE-member brokers who hold shares of Common Stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, who are the beneficial owners of the shares, are not permitted to vote on non-routine matters. For non-routine matters, these broker non-votes will be counted for the purpose of determining the presence or absence of a quorum and will result in the proposal receiving fewer votes.

Non-Discretionary Items. The election of directors and the approval of the proposed amendments to the Amended and Restated Certificate of Incorporation of the Company and the proposed Second Amended and Restated Certificate of Incorporation of the Company are all considered non-routine items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as independent auditors is a routine item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

19. Can I change the number of copies of the Annual Meeting materials that I receive? Yes. If you share an address with another stockholder, each stockholder may not receive a separate copy of our Annual Report, Form 10-K, Notice of Annual Meeting to Stockholders, Notice of Internet Availability of Proxy Materials and Proxy Statement. We will promptly deliver a separate copy to any stockholder upon written or oral request to our Secretary, Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, TN 37027, (615) 771-6701 or by sending an e-mail to ir@DelekUS.com. If you share an address with another stockholder and (i) would like to receive multiple copies of these documents in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household, in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

20. How can I obtain additional information about Delek US Holdings, Inc.? Copies of our Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2012 and our other annual, quarterly and current reports we file with the SEC, and any amendments to those reports, are available free of charge on our website, which is located at http://www.DelekUS.com. These reports and the other information we file with the SEC can be read and copied at the public reference room facilities maintained by the SEC in Washington, DC at 100 F Street, N.E., Washington, DC 20549. The SEC’s telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also filed electronically with the SEC and are available at the SEC’s website, www.sec.gov. Copies of these reports will be sent without charge to any stockholder requesting it in writing to our Secretary, at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, Tennessee 37027. The investor relations page of our website contains our press releases, earnings releases, financial information and stock quotes, as well as links to our SEC filings. The information posted on our website is not incorporated into this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to hold office until the 2014 Annual Meeting and until their successors are duly elected and qualified or until their earlier termination of service. Each of the following individuals is a nominee for election to our Board of Directors: Ezra Uzi Yemin, Asaf Bartfeld, Carlos E. Jordá, Gabriel Last, Charles H. Leonard, Philip L. Maslowe and Shlomo Zohar. Directors will be elected to serve for a one year term expiring at our Annual Meeting in 2014 and until their respective successors are duly elected and qualified. All director nominees are currently serving on our Board of Directors. The Board of Directors has determined that each of Messrs. Jordá, Leonard, Maslowe and Zohar qualifies as an independent director under applicable SEC rules and regulations and the rules of the NYSE.

We believe that each director nominee will be able to stand for election. All nominees have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of any substitute nominee named by the Board of Directors. If you do not wish your shares to be voted for one or more of the nominees, you may so indicate when you vote by withholding your vote for the particular nominee. The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the seven nominees, unless you indicate on the proxy card that your vote should be withheld from any of the nominees.

Each nominee elected as a director will continue in office until his successor has been duly elected and qualified, or until earlier termination of his or her service.

The age, committee membership and certain other information for each director nominee are set forth below.

Director	Age	Committees
Ezra Uzi Yemin (Chair)	44	None
Asaf Bartfeld	61	None
Shlomo Zohar	61	Audit, Compensation, NCG (Chair)
Gabriel Last	66	None
Carlos E. Jordá	63	Compensation (Chair), NCG
Charles H. Leonard	64	Audit, Compensation, NCG
Philip L. Maslowe	66	Audit (Chair), NCG

Ezra Uzi Yemin has served as the chairman of our Board of Directors since December 2012, as our chief executive officer since June 2004 and as our president and a director since April 2001. He served as the chairman of the Board's compensation committee from its inception in May 2006 until March 2013. Mr. Yemin also served as our treasurer from April 2001 to November 2003 and as our secretary from May 2001 to August 2005. Mr. Yemin’s duties include the formulation of our policies and direction, oversight of executive officers, and overall responsibility for our operation and performance. The Board believes that Mr. Yemin’s service on the Board provides it with important interaction with, and access to, management’s principal policy maker that facilitates the Board’s development and implementation of Company policies.

Asaf Bartfeld has served as one of our directors since January 2002 and served on the Board's compensation committee from its inception in May 2006 until March 2013. He has served as the president and chief executive officer of Delek Group since September 2003. Since July 2001, he has served as managing director of Delek Investments and Properties Ltd., one of our affiliated entities. Mr. Bartfeld also serves on the board of directors of several of our affiliated entities, including Delek Group. The Board believes that Mr. Bartfeld’s service on the Board provides it with important interaction with, and access to, the principal executive officer of the Company’s controlling stockholder. Mr. Bartfeld’s membership on the Board brings the perspectives of our largest stockholder and the principal executive officer of a publicly traded company to Board discussions.

Carlos E. Jordá has served as one of our directors and a member of the Board's compensation committee since May 2006. He has served as the chairman of the compensation committee since March 2013 and served on the Board's incentive plan committee from its inception in May 2010 until its dissolution in March 2013. In addition, he has served on the Board's nominating and corporate governance committee (the "NCG Committee") since its inception in March 2013 and served on the Board's audit committee from its inception in May 2006 until March 2013. Mr. Jordá’s experience has been primarily based in the oil and energy sector. Mr. Jordá has advised clients on potential refining and marketing projects as an employee of Gaffney Cline and Associates since May 2009 and as a self-employed consultant from March 2003 until May 2009. The Board believes that Mr. Jordá’s energy industry experience provides the Board with valuable expertise in energy industry matters.

Gabriel Last has served as one of our directors since January 2002. In addition, since 2003, he has served as the chairman of the board of Delek Group and currently serves on the board of directors of several of Delek Group’s other affiliated entities. Mr. Last served as the chief executive officer of Delek Group from 2001 to 2003. The Board believes that Mr. Last’s service on the Board provides it with important interaction with, and access to, the chairman of the board of directors of the Company’s controlling stockholder. Mr. Last’s membership on the Board brings the perspectives of our largest stockholder and the chairman of the board of a publicly traded company to Board discussions.

Charles H. Leonard has served as one of our directors and a member of the Board's audit committee since May 2006. Mr. Leonard has also served on the Board's compensation committee and NCG Committee since March 2013 and served as the chairman of the Board's incentive plan committee from its inception in May 2010 until its dissolution in March 2013. Mr. Leonard served as chief financial officer from March 2009 to November 2011, and vice president from June 2010 to November 2011, of J.A.M. Distributing Company, a privately held provider of quality products and services in vertical markets centering on the fuel, oil and lubricants industries through its lubricant, fuel, automotive, marine, specialty and equipment divisions. From February 2008 until August 2008, Mr. Leonard served as executive vice president and chief financial officer of Landmark FBO, LLC, a privately held fixed base operator, including the related charter, aircraft sales, and maintenance assets for general aviation aircraft. The Board believes that Mr. Leonard’s energy industry experience provides the Board with valuable expertise in energy industry matters.

Philip L. Maslowe has served as one of our directors and the chairman of the Board's audit committee since May 2006. Mr. Maslowe has also served on the Board's NCG Committee since its inception in March 2013 and served on the Board's incentive plan committee from its inception in May 2010 until its dissolution in March 2013. Since May 2010, Mr. Maslowe has served as a member of the board of directors of NextMedia Group, Inc., a privately held out-of-home media company that owns and operates radio properties throughout the United States. Since January 2010, Mr. Maslowe has served as a member of the board of directors and audit committee chairman of United Site Services, a privately held provider of portable restroom services, temporary fence, storage, erosion control, power sweeping and other site services. Since January 2009, Mr. Maslowe has served as a member of the board of directors and as chairman of the audit committee of American Media, Inc., a privately held publisher of celebrity journalism and health and fitness magazines. From July 2008 to December 2009, Mr. Maslowe served as a member of the board of directors, audit committee chairman and member of the Special Committee to Sell the Company of Hilex Poly Co., LLC, a privately held manufacturer of plastic bag and film products. Since December 2004, Mr. Maslowe has served on the board of directors and the audit committee and as chairman of the human resources committee of NorthWestern Corporation (NYSE: NWE), doing business as NorthWestern Energy, a publicly traded provider of electricity and natural gas. In addition, Mr. Maslowe is a 2011 National Association of Corporate Directors ("NACD") Governance Fellow and has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors. The Board believes that Mr. Maslowe’s retail industry experience provides the Board with valuable expertise in retail industry matters.

Shlomo Zohar has served as one of our directors since May 2010 and served on the board's audit committee since March 2011. He has served the board's compensation committee since March 2013, has served as chairman of the NCG Committee since its inception in March 2013 and served on the board's incentive plan committee from March 2011 until its dissolution in March 2013. Mr. Zohar has worked as an independent consultant in the financial services sector since January 2006. Between January 2006 and December 2009, Mr. Zohar served as a member and chairman of the Boards of Directors of Israel Discount Bank Ltd., Mercantile Discount Bank Ltd., Israel Discount Capital Markets & Investments Ltd. and Israel Credit Cards, Ltd. During this time, Mr. Zohar also served as a member and vice chairman of the Board of Directors of Israel Discount Bank of New York and as a member of the Board of Directors of Discount Bancorp, Inc. The Board believes that Mr. Zohar’s financial industry experience provides the Board with valuable expertise in the Company’s financial and accounting matters.

The Board of Directors recommends a vote “FOR” each of the above nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 12, 2013, (i) the beneficial ownership of our Common Stock by each person known by us to own more than five percent of our Common Stock, all of our directors and director nominees, the executive officers named in the Summary Compensation Table and all directors, director nominees and executive officers as a group and (ii) the beneficial ownership of common units representing limited partnership interests in our subsidiary, Delek Logistics Partners, LP ("Delek Logistics"), by all of our directors and director nominees, the executive officers named in the Summary Compensation Table and all directors, director nominees and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed. Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 7102 Commerce Way, Brentwood, Tennessee 37027.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percentage of Common Stock (2)	Amount and Nature of Beneficial Ownership of Common Units (1)	Percentage of Common Units (2)
	Delek US Holdings, Inc.			Delek Logistics Partners, LP
Delek Hungary Holding Limited Liability Company (3)	31,536,432		52.8%	n/a	n/a
Delek Petroleum, Ltd. (3)	31,536,432		52.8%	n/a	n/a
Delek Group, Ltd. (3)	31,536,432		52.8%	n/a	n/a
Itshak Sharon (Tshuva) (4)	31,536,432		52.8%	n/a	n/a
Ezra Uzi Yemin	593,864	(5)	1.0%	30,000	*
Gabriel Last (6)	28,000		*	0	*
Asaf Bartfeld (6)	15,661		*	0	*
Shlomo Zohar	9,584		*	0	*
Carlos E. Jordá	19,579		*	0	*
Charles H. Leonard	26,715		*	0	*
Philip L. Maslowe	6,750		*	0	*
Assaf Ginzburg	13,333		*	25,000	*
Mark B. Cox	57,729		*	25,000	*
Frederec Green	23,500		*	25,000	*
Donald N. Holmes	0		*	5,000	*
All directors, director nominees and executive officers as a group (14 persons)	815,772	(5)	1.4%	119,800	*

*	Less than 1% if the issued and outstanding shares of our Common Stock or issued and outstanding shares of Delek Logistics' common units, as applicable.

(1)
For purposes of this table, a person is deemed to have “beneficial ownership” of any shares when such person has the right to acquire them within 60 days after March 12, 2013 . For non-qualified stock options (“NQSOs”) and restricted stock units (“RSUs”) under the Plan, we report shares equal to the number of NQSOs or RSUs that are vested or that will vest within 60 days of March 12, 2013 . For stock appreciation rights (“SARs”) under the Plan, we report the shares that would be delivered upon exercise of SARs that are vested or that will vest within 60 days of March 12, 2013 (which is calculated by multiplying the number of SARs by the difference between the $39.98 fair market value of our Common Stock at March 12, 2013 and the exercise price divided by $39.98 ). For purposes of computing the percentage of outstanding shares of Common Stock held by each person named above, any shares which such person has the right to acquire within 60 days after March 12, 2013 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Percentage of our Common Stock is based upon 59,775,606 issued and outstanding shares on March 12, 2013. Percentage of Delek Logistics' common units is based upon 11,999,258 common units, 11,999,258 subordinated units and 489,766 general partner units issued and outstanding on March 12, 2013.

(3)
Delek Group Ltd. (“Delek Group”) is the parent company of Delek Petroleum Ltd. (“Delek Petroleum”) which is the parent company of Delek Hungary Holding Limited Liability Company (“Delek Hungary”). As of March 12, 2013, Delek Hungary directly held all 31,536,432 shares. In addition to the shares directly held, each entity’s direct and indirect parent companies may be deemed to indirectly beneficially own the shares directly held by subsidiaries. Each entity disclaims beneficial ownership of the Common Stock beneficially owned by its subsidiaries except to the extent of its pecuniary interest therein. The address of Delek Group, Delek Petroleum and Delek Hungary is Bet Adar Building, 7 Giborei Israel Street, P.O.B. 8464, New Industrial Park, Natanya (South) 42504, Israel.

(4)
Mr. Sharon’s address is Bet Adar Building, 7 Giborei Israel Street, P.O.B. 8464, New Industrial Park, Natanya (South) 42504, Israel. As of December 31, 2012, Mr. Sharon beneficially owned approximately 64.50% and 64.93% of the outstanding equity and voting ordinary shares, respectively, of Delek Group through corporations that he controls. Mr. Sharon may be deemed to be an indirect beneficial owner of the Common Stock beneficially owned by Delek Group. Mr. Sharon disclaims beneficial ownership of the Common Stock beneficially owned by Delek Group, except to the extent of his pecuniary interest therein.

(5)	Includes 40,979 shares of our Common Stock that would have been delivered to Mr. Yemin on March 12, 2013 upon the exercise of 67,200 SARs with base prices of $15.60.

(6)
Messrs. Last and Bartfeld also own 4,872 and 4,903 shares, respectively, of the Common Stock of Delek Group which represents, in each case, less than 1% of the issued and outstanding shares of Delek Group Common Stock on March 12, 2013 .

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and regulations of the SEC thereunder require our executive officers and directors and persons who own more than ten percent of our Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership of our Common Stock and changes in their ownership with the SEC. Executive officers, directors and persons owning more than ten percent of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and written representations that no other reports were required for or by those persons, we believe that, during the year ended December 31, 2012, all filing requirements applicable to our executive officers, directors and owners of more than ten percent of our Common Stock were met except for one Form 4 filed one day late on September 13, 2012 for Asaf Bartfeld related to his sale of 14,000 shares of Common Stock on September 10, 2012.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012, regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,949,894	(1)	$15.20	(2)	644,714	(1)(3)
Equity compensation plans not approved by security holders	—		—		—
TOTAL	1,949,894		$15.20		644,714

(1)
At December 31, 2012, 411,700 stock appreciation rights (“SARs”) outstanding under our 2006 Long-Term Incentive Plan (the “Plan”) were at base prices above the $25.32 fair market value of our Common Stock on that date. For purposes of column (a), we calculated the number of shares that would have been issued to settle all outstanding SARs at December 31, 2012. Because the number of shares to be issued upon the exercise of SARs is to be determined based on the difference between the base price of the SAR and the market price of our Common Stock at the date of exercise, 800,298 SARs are reflected in columns (a) and (c).

(2)	At December 31, 2012, 2,221,700 SARs were outstanding at a weighted average exercise price of $16.39.

(3)	Consists of the number of securities available for future issuance under the Plan as of December 31, 2012.

CORPORATE GOVERNANCE

Executive Officers of the Registrant

The following table sets forth the names, ages and positions with Delek US Holdings, Inc. for each of our current executive officers.

Executive Officer	Age	Position
Ezra Uzi Yemin	44	President / Chief Executive Officer / Chairman of the Board
Assaf Ginzburg	37	Executive Vice President / Chief Financial Officer
Frederec Green	47	Executive Vice President
Igal P. Zamir	47	Executive Vice President
Harry P. (Pete) Daily	64	Executive Vice President
Donald N. Holmes	62	Executive Vice President
Kent B. Thomas	44	Executive Vice President / General Counsel / Secretary

Set forth below is a brief description of the business experience of these executive officers.

Ezra Uzi Yemin has served as the chairman of our Board of Directors since December 2012, as our chief executive officer since June 2004 and as our president and a director since April 2001. Mr. Yemin also served as our treasurer from April 2001 to November 2003 and as our secretary from May 2001 to August 2005. Mr. Yemin’s duties include the formulation of our policies and direction, oversight of executive officers, and overall responsibility for our operation and performance. Mr. Yemin has also served as the chairman of the board of directors and chief executive officer of Delek Logistics GP, LLC since April 2012.

Assaf Ginzburg has served as our chief financial officer since January 2013, an executive vice president since May 2009 and as a vice president since February 2005. Mr. Ginzburg has also served as a member of the board of directors and an executive vice president of Delek Logistics GP, LLC since April 2012, and as its chief financial officer since January 2013. Mr. Ginzburg has been a member of the Israel Institute of Certified Public Accountants since 2001 and served as trustee of court for a large Israeli public company in 2002 and 2003.

Frederec Green has served as our executive vice president since May 2009 and as the primary operational officer for our refining operations since joining us in January 2005. Mr. Green has also served as a member of the board of directors and an executive vice president of Delek Logistics GP, LLC since April 2012. Mr. Green has 26 years of experience in the refining industry including fourteen years at Murphy Oil USA, Inc. where he served as a senior vice president during his last six years. Mr. Green has experience ranging from crude oil and feedstock supply, through all aspects of managing a refining business to product trading, transportation and sales.

Igal P. Zamir has served as our executive vice president since November 2011 and as the primary operational officer for our retail operations since joining us in June 2009. From 2006 until 2009, Mr. Zamir served as Chief Executive Officer of Metrolight, Ltd., a privately held Israeli corporation and global provider of proprietary energy saving solutions in High Intensity Discharge lighting systems.

Pete Daily has served as our executive vice president since November 2011 and as the primary operational officer for our marketing and supply operations since joining us in September 2006. Mr. Daily’s duties include supervising the purchase and supply of crude oil for our refineries and refined products for our convenience stores, marketing the refined products produced by our refineries and marketing our supply of refined products in west Texas. Mr. Daily has also served as an executive vice president of Delek Logistics GP, LLC since April 2012. Mr. Daily has over 30 years of experience in marketing and supply of refined products.

Donald N. Holmes has been our executive vice president of human resources since August 2012 and has served as our principal human resources officer since joining us in November 2011. Mr. Holmes has also served as an executive vice president of Delek Logistics GP, LLC since April 2012. Prior to joining us, Mr. Holmes served as senior vice president, human resources for Central Parking Corporation from January 2002 through September 2011.

Kent B. Thomas has served as our executive vice president since November 2011 and as our general counsel and secretary since joining us in August 2005. Mr. Thomas has also served as an executive vice president of Delek Logistics GP, LLC since April 2012. Mr. Thomas has practiced law for more than fifteen years in Nashville, Tennessee with a focus on securities regulation, corporate governance, executive compensation, equity plan administration, human resources and litigation.

The Board of Directors

At the date of this Proxy Statement, the Board of Directors (the "Board") consists of the following seven members: Ezra Uzi Yemin, Asaf Bartfeld, Carlos E. Jordá, Gabriel Last, Charles H. Leonard Philip L. Maslowe and Shlomo Zohar. Each of our current directors has been nominated for election at the Annual Meeting to serve for a one-year term expiring at our Annual Meeting of Stockholders in 2014 or when his successor is duly elected and qualified.

From the time of our initial public offering in May 2006 through March 20, 2013 , the Board had determined that we were a “controlled company” for the purposes of Section 303A of the NYSE Listed Company Manual because Delek Group controlled more than 50% of our voting power. As such, we have at times relied on an exemption from the provisions of Section 303A.01 which would have otherwise required the Board to be composed of a majority of independent directors. Upon the completion of the sale of 9,000,000 shares of our outstanding Common Stock by a subsidiary of Delek Group on March 20, 2013 (the " Delek Group Offering ") and the concurrent repurchase by us of 1,000,000 shares of Common Stock held by the same subsidiary of Delek Group (the "Concurrent Stock Repurchase"), the Board determined that we are no longer a "controlled company," and, as such, that we no longer qualify for the related exemptions under Section 303A of the NYSE Listed Company Manual, which would mean that our Board would be required to a have a majority of independent directors before the first anniversary of the Delek Group Offering . As of the date of this Proxy Statement, however, the Board is composed of a majority of independent directors, because the Board has determined that each of Messrs. Jordá, Leonard, Maslowe and Zohar qualifies as an independent director under applicable SEC rules and regulations and the rules of the NYSE.

Under the NYSE’s listing standards, a director will not be deemed independent unless the Board affirmatively determines that the director has no material relationship with us. Based upon information requested from and provided by each director and director nominee concerning his background, employment and affiliations, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, the Board has determined that each of our independent directors has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us, and is therefore independent under the NYSE’s listing standards and applicable SEC rules and regulations.

The Board held eight meetings during 2012. Each of our directors attended at least 75% of the aggregate of all meetings of the Board and committees on which he served except for Mr. Bartfeld, who attended six of the twelve meetings of the Board and the Board's compensation committee, the sole committee on which he served. We have not adopted a policy with regard to Board member attendance at Annual Meetings of our stockholders, and six of our seven directors attended our Annual Meeting of Stockholders on May 1, 2012 in Franklin, Tennessee.

Mr. Yemin has served as the Chairman of the Board since December 2012. Our Board has no standing policy with respect to the separation of the offices of chairman and chief executive officer. Rather, its policy is to let the Board make such a determination in the manner it deems most appropriate for the Company at any given point in time. At this time, the Board believes that Mr. Yemin, our Chief Executive Officer, is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry. As such, the Board feels that combining the roles of chairman and chief executive officer provides the Board with the individual who is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy and facilitating the information flow between management and the Board and its committees, which are essential to effective governance of the Company's affairs.

The Board oversees the Company’s annual enterprise risk management program and typically receives the report of management’s enterprise risk management committee each March upon completion of the program. In addition to the annual enterprise risk management program, the Audit Committee meets at least once per quarter during the year and discusses with management, the Company’s chief audit executive and the Company’s independent external auditor: (a) current business trends affecting the Company; (b) the major risk exposures facing the Company; (c) the steps management has taken to monitor and control such risk factors; and (d) the adequacy of internal controls that could significantly affect the Company’s financial statements.

The NYSE listing standards require our independent directors to meet at regularly scheduled executive sessions without management. Our independent directors conducted executive sessions in connection with each quarterly meeting of the Audit Committee in 2012 and intend to continue to conduct such executive sessions in connection with each quarterly meeting of the Audit Committee in 2013. The Company does not presently have a formal policy of identifying one independent Board member as the Company's lead independent director. However, we expect that Mr. Maslowe, as Chairman of the Audit Committee of the Board, will preside over all executive sessions of independent directors.

Communications with the Board of Directors

Stockholders or other interested parties who wish to communicate with any of our directors, any committee chairperson or the Board may do so by writing to the director, committee chairperson or the Board in care of the Secretary of Delek US Holdings, Inc. at 7102 Commerce Way, Brentwood, Tennessee 37027. Any such communications received will be forwarded directly to the director to whom it is addressed. If the communication is addressed to the Board generally and no particular director is named, the communication will be forwarded, depending on the subject matter, to the appropriate committee chairperson or to all members of the Board.

Committees of the Board of Directors

During the 2012 fiscal year through the completion of the Delek Group Offering on March 20, 2013, the Board had standing Audit, Compensation and Incentive Plan Committees. During that period, we relied on a controlled company exemption from the provisions of Section 303A.04 of the NYSE Listed Company Manual which would have otherwise required us to have a nominating and corporate governance committee. Upon the closing of the Delek Group Offering, our Board determined that we no longer qualified as a “controlled company” under the NYSE listing standards. As a result, our Board was required to form a nominating and corporate governance committee and to have, at a minimum, (i) at least one independent director on each of our Board's nominating and corporate governance and compensation committees upon the closing of the Delek Group Offering, (ii) a majority of independent directors on those committees within 90 days after the closing of the Delek Group Offering, and (iii) fully independent membership on those committees within one year following the closing of the Delek Group Offering. Additionally, the loss of the “controlled company” exemption means that our Board will be required to perform an annual performance evaluation of those committees.

In light of these requirements, our Board approved certain governance changes effective on the closing of the Delek Group Offering on March 20, 2013 that restructured the committees of our Board of Directors and appointed our existing directors who meet applicable NYSE independence requirements to serve as members of such committees to achieve compliance with the NYSE listing standards within the time frames required. First, our Board formed the NCG Committee effective upon the closing of the Delek Group Offering. Second, our Board approved the dissolution of the Incentive Plan Committee effective upon the closing of the Delek Group Offering, whereupon the Compensation Committee assumed the duties and responsibilities formerly assigned to the Incentive Plan Committee. Third, our Board adjusted the memberships of all standing committees of our Board in order to establish fully independent membership of all such committees as of that date and to reallocate committee workloads in the manner deemed most conducive to the effective function of the committees. The changes to each committee's membership are outlined in connection with the respective discussions of the committees below.

Audit Committee

During the 2012 fiscal year through the completion of the Delek Group Offering on March 20, 2013, the Audit Committee consisted of Messrs. Maslowe (chairman), Leonard, Zohar and Jordá. In addition, our former director Aharon Kacherginski also served on the Audit Committee for the portion of the 2012 fiscal year from January 1, 2012, through our 2012 Annual Meeting of Stockholders on May 1, 2012, when Mr. Kacherginski did not stand for reelection to the Board. Mr. Jordá's service on the committee ended on March 20, 2013 in connection with the Board's reorganization of its committees and the appointment of Mr. Jordá as the chairman of the Board's Compensation Committee. The Audit Committee met four times during 2012.

The Board has determined that (i) Messrs. Maslowe, Leonard, Jordá and Zohar each qualifies (and Mr. Kacherginski qualified) as independent under applicable SEC rules and regulations and the rules of the NYSE; and (ii) Mr. Maslowe is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The purpose of the Audit Committee is to provide assistance to the Board in the oversight of (a) the quality and integrity of our financial statements; (b) the disclosure and financial reporting process, including our financial statements; (c) our internal controls and procedures for financial reporting; (d) the performance of our internal audit function and independent registered public accounting firm employed by us for the purpose of preparing and issuing an audit report or related work; (e) the qualifications and independence of our independent registered public accounting firm; and (f) our compliance with policies under our Code of Business Conduct & Ethics and legal and regulatory requirements. These responsibilities are set forth in the Audit Committee’s charter, which is posted on our corporate website at www.DelekUS.com. In addition, the Audit Committee is generally responsible for administering our related party transactions policy.

Compensation Committee

From its inception in May 2006 through the completion of the Delek Group Offering on March 20, 2013, the Compensation Committee consisted of Messrs. Yemin (chairman), Bartfeld and Jordá. Since March 20, 2013, the Compensation Committee has been composed of Messrs. Jordá (chairman), Leonard and Zohar. Among the three members of the Compensation Committee that existed prior to the completion of the Delek Group Offering on March 20, 2013, only Mr. Jordá qualified as independent under applicable SEC rules and regulations and the rules of the NYSE. As a controlled company, we relied upon an exemption from NYSE requirements which would otherwise require our Compensation Committee to be composed entirely of independent directors. Each of the three current members of the Compensation Committee qualifies as independent under applicable SEC rules and regulations and the rules of the NYSE, as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act.

The purpose of the Compensation Committee is to support the Board and work with management to ensure that compensation practices properly reflect management’s and our philosophy, competitive practices and regulatory requirements. The Compensation Committee reviews, provides advice on and, where appropriate, approves compensation objectives, plans, and levels. The Compensation Committee met four times in 2012.

In 2012, Messrs. Bartfeld and Jordá, as the disinterested members of the Compensation Committee, were, and following the reorganization of our Compensation Committee on March 20, 2013, our entire Compensation Committee is, responsible to our Board and stockholders for evaluating the performance of Mr. Yemin, our chief executive officer, and approving the compensation awarded to our executive officers. Mr. Yemin’s compensation, which is largely determined by the terms of his employment agreement, is approved by the disinterested members of our Board. These responsibilities are set forth in the Compensation Committee’s charter, which is posted on our corporate website at www.DelekUS.com.

The Compensation Committee has relied heavily on the input and recommendations of Mr. Yemin in determining compensation for our NEOs (other than Mr. Yemin). From time to time, the Compensation Committee will also solicit the input of executive compensation consultants at AON/Hewitt Consulting (“AON”) in evaluating NEO and director compensation, however no such input was solicited in 2012.

Incentive Plan Committee

During the 2012 fiscal year through its dissolution on March 20, 2013, the Incentive Plan Committee consisted of Messrs. Leonard (chairman), Maslowe, Jordá and Zohar. In addition, our former director Aharon Kacherginski also served on the Incentive Plan Committee for the portion of the 2012 fiscal year from January 1, 2012, through our 2012 Annual Meeting of Shareholders on May 1, 2012, when Mr. Kacherginski did not stand for reelection to the Board. The Incentive Plan Committee met four times in 2012 and was dissolved in connection with the Board's reorganization of its committees upon the completion of the Delek Group Offering.

At all times during its existence, each member of the Incentive Plan Committee qualified as independent under applicable SEC rules and regulations and the rules of the NYSE, as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code and as a "non-employee director" for the purposes of Rule 16b-3 under the Exchange Act. The purpose of the Incentive Plan Committee was to support the Compensation Committee and Board and work with management to ensure that incentive plan practices properly reflected our philosophy and appropriately addressed competitive practices and regulatory requirements. These responsibilities were transferred to the Compensation Committee on March 20, 2013 upon the dissolution of the Incentive Plan Committee.

During the 2012 fiscal year through its dissolution on March 20, 2013, the Incentive Plan Committee has delegated a portion of its authority under the 2006 Long-Term Incentive Plan (the “Plan”) to Mr. Yemin, and the Compensation Committee delegated substantially similar authority to Mr. Yemin upon the dissolution of the Incentive Plan Committee. Under this authority, Mr. Yemin may grant up to 15,000 NQSOs or SARs to certain employees. The delegated authority is expressly limited to newly hired employees and employees that are promoted to a job classification that is eligible for equity awards. The delegated authority does not apply to employees who are subject to Section 16(b) of the Exchange Act or who are considered “covered employees” for purposes of Section 162(m) of the Internal Revenue Code.

The delegation of authority is further limited by prescribing that grants of NQSOs or SARs pursuant thereto shall occur only once per calendar quarter. Under this directive, grants occur on the tenth day of the last calendar month of the quarter and cover eligible employees through the last day of the second calendar month of the quarter. In selecting the predetermined quarterly grant date, the Incentive Plan and Compensation Committees chose a date that would normally be after the public announcement of our financial results for the preceding quarter and 20 days before the close of the current quarter.

Grants of NQSOs and SARs by Mr. Yemin under this delegated authority are confirmed by a contemporaneous written memorandum executed by him and maintained by the Secretary in the records of the authorizing committee. Quantities of NQSOs or SARs in excess of the authority delegated to Mr. Yemin are generally reserved for executive employees and are typically made by the appropriate committee or Board in connection with the hiring or promotion of an executive employee. Grants that are not made on a predetermined quarterly grant date are usually tied to independent triggering events (such as the commencement of employment) or subject to waiting periods between the decision to grant and the grant date. See the sections titled “Compensation Setting Process,” “Base Salaries” and “Annual Bonuses” in the Compensation Discussion and Analysis for an additional discussion of the role of Mr. Yemin, other executive officers and compensation consultants in determining compensation.

Nominating and Corporate Governance Committee

Prior to the completion of the Delek Group Offering, we relied on a controlled company exemption from the provisions of Section 303A.04 of the NYSE Listed Company Manual which would have otherwise required us to have a nominating and corporate governance committee. Because more than 50% of our voting power was controlled by Delek Group during this time, our Board believed it was unnecessary to have a nominating and corporate governance committee or a committee performing the functions of this committee. The entire Board participated in the nomination of candidates for election to the Board in accordance with our Board of Directors Governance Guidelines, which are posted on our corporate website at www.DelekUS.com.

The NCG Committee was formed upon the completion of the Delek Group Offering on March 20, 2013 and has consisted of Messrs. Zohar (chairman), Jordá, Leonard and Maslowe since inception. Each member of the NCG Committee qualifies as independent under applicable SEC rules and regulations and the rules of the NYSE. The purposes of the NCG Committee are (i) to assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for each annual meeting of stockholders; (ii) to assist the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members and to recommend to the Board qualified individuals to fill any such vacancy; (iii) to recommend to the Board director nominees for each Board committee; (iv) to develop and recommend to the Board a set of effective corporate governance policies and procedures applicable to the Board's Governance Guidelines when required; (v) to review the Governance Guidelines on an annual basis and recommend to the Board any changes deemed necessary or desirable and (vi) to monitor, oversee and review compliance with the Governance Guidelines and all other applicable policies of the Company as the Committee or the Board deems necessary or desirable.

Prior to the formation of the NCG Committee upon the completion of the Delek Group Offering, the Board was responsible for filling vacancies on the Board at any time during the year, and for nominating director nominees to stand for election at the Annual Meeting of stockholders. The NCG Committee now has these responsibilities. The Board did not, and the NCG Committee does not intend to, generally utilize the services of search firms or consultants to assist in identifying and screening potential candidates. In accordance with our Board of Directors Governance Guidelines, the Board identified, and the NCG Committee will identify, individuals qualified to become directors and considers such factors as it deems appropriate, including the individual's independence, education, experience, reputation, judgment, skill, integrity and industry knowledge. The Board considered, and the NCG Committee will consider, the individual's contribution to the Board's overall diversity in the foregoing factors, the degree to which the individual's qualities and attributes complement those of other directors, and the extent to which the candidate would be a desirable addition to the Board and committees thereof. Directors should have experience in positions with a high degree of responsibility; be leaders in the organizations with which they are affiliated; and have the time, energy, interest and willingness to serve as a member of the Board. In determining fitness for service on the Board, the Board had, and the NCG Committee has, no policy for considering racial or ethnic classifications, gender, religion or sexual orientation.

The NCG Committee will consider nominees for directors recommended by our stockholders and will evaluate each nominee using the same criteria used to evaluate director candidates it has identified. Stockholders wishing to make such recommendations may write to the Board in care of the Secretary at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, Tennessee 37027. Persons making submissions should include the full name and address of the recommended nominee, a description of the proposed nominee's qualifications and other relevant biographical information.

Compensation Committee Interlocks and Insider Participation

During the 2012 fiscal year through the completion of the Delek Group Offering on March 20, 2013, the Compensation Committee was comprised of Messrs. Yemin (chairman), Bartfeld and Jordá, and the Incentive Plan Committee was comprised of Messrs. Leonard (chairman), Jordá, Maslowe and Zohar. Since the merger of the Incentive Plan Committee into the Compensation

Committee on March 20, 2013, the surviving Compensation Committee has been comprised of Messrs. Jordá (chairman), Leonard and Zohar. Mr. Yemin has served as our chief executive officer since June 2004, as our president and a director since April 2001 and as the chairman of the Board of Directors since December 2012. Mr. Bartfeld has served as Delek Group’s president and chief executive officer since September 2003. See “Executive Compensation” and “Director Compensation” for information regarding relationships and transactions involving the Company in which Mr. Yemin and Mr. Bartfeld had an interest.

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board.

Board of Directors Governance Guidelines, Code of Business Conduct & Ethics and Committee Charters

The full texts of our Board of Directors Governance Guidelines and Code of Business Conduct & Ethics, as well as the charters for the Audit, Compensation and NCG Committees, are available on our website (www.DelekUS.com). If we waive any material departure from a provision of our Code of Business Conduct & Ethics, we intend to post such waiver (to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions) on this website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval Policy for Related Party Transactions

On March 6, 2007, our Board of Directors adopted a written related party transactions policy to document procedures pursuant to which “related party transactions” are reviewed, approved or ratified. Under Item 404 of Regulation S-K, a “related party transaction” means any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and any related person has a direct or indirect material interest. The policy covers all transactions between us and any related party (including any transactions requiring disclosure under Item 404, other than transactions generally available to all employees and transactions involving less than $5,000, when aggregated with all similar transactions.

The policy states that, in most instances, the Audit Committee is best suited to review and approve related party transactions that may arise within the Company. However, the policy permits the disinterested members of the Board to exercise any authority otherwise assigned to the Audit Committee by the policy. In particular, the Board believes that any related party transaction in which any director is interested should typically be reviewed and approved by all disinterested members of the Board. An interested director is not allowed to vote upon a transaction in which he is involved. Depending upon the issue presented, the disinterested members of the Board may request to hear from the interested director during the course of its deliberations, but the interested director does not vote upon the matter and is not present during the vote on the matter.

A related party transaction may be consummated only if it is ratified or approved by the Audit Committee or disinterested members of the Board of Directors and if it is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

At December 31, 2012 , Delek Group (through Delek Hungary) beneficially owned approximately 52.9% of our outstanding Common Stock. On March 20, 2013 , Delek Hungary completed the sale of 9,000,000 shares of our outstanding Common Stock in the Delek Group Offering and the sale of 1,000,000 shares of our Common Stock to us in the Concurrent Stock Repurchase, thereby reducing Delek Group's beneficial ownership to 36.7% of the issued and outstanding shares of our Common Stock. As a result of these transactions, we are no longer a “controlled company” for the purposes of Section 303A of the NYSE Listed Company Manual. However, Delek Group and its controlling stockholder, Mr. Sharon (Tshuva), will continue to influence the election of our directors, influence our corporate and management policies (including the declaration of dividends) and influence the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including potential mergers or acquisitions, asset sales and other significant corporate transactions.

Delek Group Offering and Concurrent Stock Repurchase

On March 20, 2013 , Delek Hungary Holding Limited Liability Company (“Delek Hungary”), an indirect subsidiary of Delek Group, completed the sale of 9,000,000 shares of our outstanding Common Stock in the Delek Group Offering at a price to the public of $39.50 per share. The price paid to Delek Hungary by the underwriters in the offering, net of underwriting discounts and commissions, was $37.92 per share, for total proceeds to Delek Hungary of $341,280,000 from the Delek Group Offering. Pursuant to a $75.0 million Common Stock repurchase program approved by our Board on March 5, 2013 contingent upon the completion of the Delek Group Offering , on March 12, 2013 we entered into a stock repurchase agreement with Delek Hungary to effect the Concurrent Stock Repurchase of 1,000,000 shares of our Common Stock, concurrently with the closing of the Delek Group Offering , directly from the selling stockholder in a private, non-underwritten transaction at a price per share of $37.92, which was equal to the price paid by the underwriters to Delek Hungary for the shares in the Delek Group Offering . The total purchase price of the Concurrent Stock Repurchase was $37,920,000, which was paid out of our available cash on hand at the closing of the Concurrent Stock Repurchase on March 20, 2013 . The terms and conditions of the stock repurchase agreement and the Concurrent Stock Repurchase were reviewed, negotiated and approved by the Audit Committee of our Board of Directors, which is composed entirely of independent directors who are unaffiliated with Delek Group.

In connection with the initial public offering of our Common Stock in 2006, we entered into a Registration Rights Agreement dated April 17, 2006, with Delek Group. Pursuant to this agreement, Delek Group and its affiliates have certain demand registration rights to cause us to effect up to three registrations of our securities through registration statements on Form S-3 for the purpose of allowing Delek Group and its affiliates to conduct secondary offerings of our securities. The Delek Group Offering was conducted pursuant to these demand registration rights under the registration rights agreement, which also requires that we pay certain enumerated expenses of the registration in connection with such offerings. Similarly, certain expenses associated with the Concurrent Stock Repurchase were also deemed to constitute registration expenses that are subject to our payment obligations under the registration rights agreement. Our current estimate of the total of these expenses that will ultimately be payable by us is approximately $550,000.

Delek Group Management Agreement

Effective January 1, 2006, we entered into a management and consulting agreement with Delek Group pursuant to which key management personnel of Delek Group provide management and consulting services to us, including matters relating to long-term planning, operational issues and financing strategies. The agreement has an initial term of one year and will continue thereafter until either party terminates the agreement upon 30 days advance notice. As compensation, the agreement originally provided for payment to Delek Group of $125,000 per calendar quarter, payment within 90 days of the end of each quarter and reimbursement for reasonable out-of-pocket costs and expenses incurred. An amended and restated management and consulting agreement dated May 1, 2011 was executed with Delek Group in the second quarter of 2011. Under the amended agreement, the fee payable to Delek Group increased to $150,000 per calendar quarter effective April 1, 2011. Amounts paid under this agreement in 2012 total $469,282, net of expenses we paid on behalf of Delek Group, and amounts payable under this agreement as of December 31, 2012 totaled $0. The original management and consulting agreement with Delek Group was entered into prior to the adoption of our related party transactions policy in 2007. However, it was approved by our Board of Directors in February 2006 and the amended agreement was approved by the Audit Committee in June 2011. We believe the management and consulting agreement, as amended, is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

Unsubordinated Promissory Note With Delek Petroleum

In September 2009, we borrowed $65.0 million from Delek Petroleum, Ltd. (“Petroleum”), a subsidiary of Delek Group, under the terms of an unsecured term promissory note (the “Original Note”). The Original Note was scheduled to mature on October 1, 2010. Interest on the unpaid balance of the Original Note was computed at a rate per annum equal to 8.50% (net of withholding taxes) and we were responsible for the payment of any withholding taxes due on the interest payments. The Note required us to make quarterly interest payments and was prepayable in whole or in part at any time without penalty or premium at our election. We prepaid $21 million of the principal in July 2010. In September 2010, we executed an amended and restated term promissory note with Petroleum (the “First Amended Note”) with a principal amount of $44.0 million and a maturity date of January 1, 2012. In April 2011, we executed a second amended and restated term promissory note with Petroleum (the “Second Amended Note”) that extended the maturity date to January 1, 2013. Interest on the unpaid balance of the Second Amended Note was computed at a rate per annum equal to 8.25% (net of withholding taxes) and we were responsible for the payment of any withholding taxes due on interest payments. We prepaid an additional $17.5 million, $14 million and $8 million of principal in October 2011, March 2012 and June 2012, respectively, and fully paid all principal and interest due in September 2012. The Original Note, the First Amended Note, the Second Amended Note, all prepayments and the final satisfaction of the debt were approved by our Audit Committee in accordance with our policies for related party transactions. The table below sets forth certain aggregate information pertaining to the Second Amended Note:

Largest Amount of Principal Outstanding During 2012:	$26,500,000
Amount of Principal Outstanding at December 31, 2012:	$0
Principal Paid in 2012:	$26,500,000
Interest Paid in 2012 (net of withholding taxes):	$866,589

Subordinated Promissory Note With Delek Petroleum

In April 2011, we executed a subordinated term promissory note in the principal amount of $40.0 million (the “Subordinated Note”) with Petroleum with a maturity date of December 31, 2017. The Subordinated Note was subordinated to our $100.0 million term loan facility with Israel Discount Bank of New York, Bank Hapoalim B.M. and Bank Leumi USA. Interest on the unpaid balance of the Subordinated Note was be computed at a rate per annum equal to 7.25% (net of withholding taxes) and we were responsible for the payment of any withholding taxes due on interest payments. The Subordinated Note required us to make quarterly interest payments commencing June 30, 2011 and annual principal amortization payments of $6.0 million commencing June 30, 2012. We fully repaid all principal and interest due on the Subordinated Note in September 2012. The execution of the Subordinated Note and the final satisfaction of the debt were approved by our Audit Committee in April 2011 and September 2012, respectively, in accordance with our policies for related party transactions. The table below sets forth certain aggregate information pertaining to the Subordinated Note:

Largest Amount of Principal Outstanding During 2012:	$40,000,000
Amount of Principal Outstanding at December 31, 2012:	$0
Principal Paid in 2012:	$40,000,000
Interest Paid in 2012 (net of withholding taxes):	$2,028,014

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following section entitled “Compensation Discussion and Analysis” is intended to provide material information that is necessary to an understanding of our compensation policies and decisions regarding the five individuals named in the Summary Compensation Table on page 24 of this Proxy Statement. These five individuals may be referred to as our “named executive officers” or “NEOs” herein.

Compensation Overview, Objectives and Philosophy

Our NEO compensation framework in 2012 emphasized retention and recruitment in a manner that supported stockholder value. The 2012 framework was designed to reward the performance of our NEOs with reference to the overall performance of the company. Going forward, we have developed a compensation framework that is designed to:

•	Attract, motivate and retain key executives;

•	Centralize administration and control over individual compensation components;

•	Align the long-term economic interests of our executives with those of our stockholders by providing a portion of executive compensation in the form of equity awards; and

•	Reward excellence and performance by executives that increases the value of our stock and promotes an ethical culture amongst our employees.

These objectives governed the decisions that the Compensation and Incentive Plan Committees made during the 2012 fiscal year, and will govern the decisions the Compensation Committee will make during fiscal year 2013, with respect to the amount and type of compensation payable to our NEOs. Further, we believe that these objectives strengthen our commitment to operate our business with the highest standards of ethical conduct.

Elements of Our Compensation

The compensation framework for our NEOs consists of the following three key elements:

•
Fixed Compensation: Base salaries, fixed bonuses, fringe benefits, perquisites, predetermined severance and other benefits are primarily intended to attract and retain our NEOs by providing reliable compensation that is not contingent upon short-term or long-term objectives.

•
Discretionary Compensation: Discretionary cash bonuses in the form of annual and/or special bonuses are primarily intended to reward superior performance by our NEOs. Discretionary cash bonuses also support fixed compensation in attracting and retaining our NEOs.

•
Long Term Incentive Compensation: Equity awards such as non-qualified options to purchase Common Stock (“NQSOs”), stock appreciation rights (“SARs”) and restricted stock units (“RSUs”) are primarily intended to reward superior longer-term performance by our NEOs and align the long-term economic interests of our NEOs with our stockholders. Equity awards also complement each of the other two elements of our compensation by helping to attract and retain our NEOs and reward superior performance.

Each of these elements is discussed further below.

Compensation Setting Process

From our initial public offering in May 2006 through the closing of the Delek Group Offering on March 20, 2013, our Board had determined that we were a “controlled company” for purposes of Section 303A of the NYSE Listed Company Manual because Delek Group controlled more than 50% of our voting power. As a controlled company, we relied upon an exemption from the NYSE requirement which would otherwise require our Compensation Committee to be composed entirely of independent directors. Among the three members of our Compensation Committee during this time, only Mr. Jordá qualified as independent under applicable SEC rules and regulations and the rules of the NYSE. However, at all times since its inception in May 2010, all members of our Incentive Plan Committee qualified as independent under applicable SEC rules and regulations, the rules of the NYSE, as

"outside directors" for purposes of Section 162(m) of the Internal Revenue Code and as "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act. All three members of our Compensation Committee have qualified as independent since the completion of the Delek Group Offering on March 20, 2013.

Because our chief executive officer, Mr. Yemin, served as the Chairman of the Compensation Committee from its inception in May 2006 through March 20, 2013, his compensation was determined by the disinterested members of the Board. Mr. Yemin did not participate in discussions pertaining to his compensation with AON, who, as described below, assisted the Board with periodic compensation reviews and evaluations, or Board deliberations with regard to his compensation. Mr. Yemin’s compensation in 2012 was partially dictated by the terms of his employment agreement which was executed in 2009. The disinterested members of the Board determined Mr. Yemin's bonus in 2012.

Prior to March 20, 2013, the Compensation Committee was responsible for determining the amount and mix of total compensation to be paid to the other NEOs, and the Compensation Committee relied heavily on the input and recommendations of Mr. Yemin in making these determinations. Since the completion of the Delek Group Offering, the Compensation Committee is responsible for determining the amount and mix of total compensation to be paid to all NEOs, including Mr. Yemin; however, the Compensation Committee intends to continue to receive the input and recommendations of Mr. Yemin in making these determinations (other than those that pertain to Mr. Yemin's compensation).

The Compensation Committee also relies to a lesser extent upon studies performed for it by AON. During its existence, the Board’s Incentive Plan Committee assumed primary responsibility for grants of equity awards under the Plan, however, that responsibility returned to the Compensation Committee upon the merger of the two committees on March 20, 2013. For a description of the delegation of authority to management to make grants of equity awards, you should read the narrative discussion on page 12 of this Proxy Statement.

NEO compensation is generally paid in cash as base salary and bonus, although this is not due to any specific practice, policy or formula regarding the allocation between long-term and currently paid compensation, between cash and non-cash compensation or between the different forms of non-cash compensation. Our goal from year to year is to develop an appropriate mix of fixed, discretionary and long-term compensation to attract and retain our NEOs while simultaneously incentivizing the NEOs to exert their best efforts to maximize near term results and longer term value for both us and our stockholders. For example, in recognition of the completion of the Company's acquisition of the El Dorado refinery, we paid special bonuses to our NEOs in May 2011, and, in recognition of the Company's financial performance during the 2011 fiscal year, we paid discretionary bonuses to our NEOs in March 2012 for their service during the 2011 fiscal year. In recognition of the Company’s financial performance during the 2012 fiscal year, we paid discretionary bonuses to our NEOs in March 2013 for their service during the 2012 fiscal year. In addition, certain non-discretionary bonuses were paid to Messrs. Cox, Ginzburg, Green and Zamir pursuant to their respective employment agreements.

External Consultants / Benchmarking

We believe that, in some circumstances, external compensation consultants can provide valuable assistance to us in setting NEO compensation. Prior to our initial public offering, we engaged AON to provide advice to the Board in formulating NEO compensation. We identified a group of comparator companies (in consultation with AON), and AON researched this group in terms of base salary, total cash compensation and total compensation. In 2007, we engaged AON to reevaluate the comparator group and provide a competitive review of NEO compensation relative to published surveys and the comparator group including base salaries, annual incentives, total cash compensation, long-term incentives and total direct compensation. After the expiration of Mr. Yemin's prior employment agreement in April 2009, the disinterested members of the Compensation Committee engaged AON to provide a chief executive officer total compensation analysis and target compensation report. In 2010, the Compensation Committee engaged AON to provide a director compensation analysis and target compensation report. We expect that, from time to time, the Compensation Committee will continue referencing data provided by AON (or similar external consultants) in setting NEO and director compensation.

We believe that effective executive compensation practices depend upon the particular facts and circumstances of each employer and should not be dictated by the practices of others. Therefore, our compensation practices for our NEOs are not designed to track any particular company or group of companies. However, we believe that referencing compensation data from certain companies from time to time can be a useful tool in our decision making process for all areas of our compensation framework. We developed our initial list of comparator companies in consultation with AON prior to our initial public offering, which was updated in March 2010. We reviewed our list of comparator companies in March 2012. As a result, we added Calumet Specialty Products Partners, LP to, and removed Holly Corporation and TravelCenters of America, LLC from, the list of comparator companies referenced since March 2010. These changes were based upon our desire to maintain a group of companies with market capitalization and annual revenues similar to our own and also reflect the growth of our refining operations during the prior year. We reviewed our comparator companies in March 2013 and made no changes to the group identified last year. We seek to maintain a group of comparator companies with industry orientation, market capitalization, enterprise values and annual revenues similar to our own.

The current list of comparator companies is set forth below and may be referenced in developing our 2013 compensation framework. We believe these companies provide an appropriate, comparative, cross-section of industry and human-resource competitors with market capitalization and operational complexity similar to ours.

Refining Companies	Retail Companies
Alon USA Energy, Inc.	Casey’s General Stores, Inc.
Calumet Specialty Products Partners, LP	The Pantry, Inc.
CVR Energy, Inc.	Susser Holdings Corporation
Western Refining, Inc.

Fixed Compensation

Our NEOs typically receive a majority of their overall cash compensation as base salary and, to a lesser extent, bonuses pursuant to the terms of their employment agreements. Generally, NEO base salaries and other elements of fixed compensation have not been based upon specific measures of corporate performance, but are determined upon the recommendations of the chief executive officer (except as it pertains to his own compensation), based upon his determination of each employee’s individual performance, position and increased responsibilities assumed, how much others at the Company are paid, and contributions to both our financial performance and ethical culture. We generally seek to position NEO base salaries at or below the market median of the peer group. The fixed compensation paid to our NEOs during the 2012 fiscal year was largely dictated by the terms of each NEO's employment agreement. For a description of these employment agreements, you should read the narrative discussion beginning on page 26 of this Proxy Statement.

Base salaries are reviewed annually. In May 2011, AON completed a review of our NEO compensation on behalf of the Compensation Committee. The Compensation and Incentive Plan Committees referenced this review in establishing the employment agreements for Mr. Ginzburg in August 2011, Messrs. Cox and Green in November 2011 and Mr. Holmes in August 2012. These agreements, along with the employment agreement for Mr. Yemin in 2009, formed the basis for the fixed compensation paid to our NEOs in 2012. There have been no material changes to the salaries or other fixed compensation to be paid to our NEOs in 2013 from that paid to our NEOs in 2012. The Compensation Committee believes that the fixed compensation paid to our NEOs is appropriate and helps to achieve our objectives to attract, retain and motivate our NEOs. For a description of the base salaries and other elements of fixed compensation paid to our NEOs for 2012, please refer to the Summary Compensation Table beginning on page 24 of this Proxy Statement.

Discretionary Compensation

Annual cash bonuses to our NEOs (other than Mr. Yemin) are typically calculated as a percentage of base compensation and intended to reward company-wide performance and, to a lesser extent, individual performance during the year. At the end of each calendar year, management prepares, and the Board of Directors approves, an annual bonus budget for all eligible employees (including our NEOs other than Mr. Yemin) as part of the overall operating budget for the Company. The annual bonus pool for 2012 was developed late in the prior year by Mr. Yemin with reference to the prior year’s pool and the 2012 overall budget. The bonus budget may be adjusted downward based on the Company’s actual results or other factors. Total annual bonuses to NEOs will generally be limited to the amount of this pool and will be based on the individual’s level of responsibility within the Company and, to a lesser extent, the individual’s performance. There are no predetermined formulae, weighted factors or specified list of criteria that is followed in setting bonuses. However, the employment agreements with our NEOs (other than Mr. Yemin) define a range of percentages within which annual bonuses (if any) must fall. Annual bonuses for a fiscal year are typically determined in the first quarter of the ensuing fiscal year.

Unlike our other NEOs whose annual cash bonuses are dictated by contractually specified ranges and determined and paid during the first quarter of the year in recognition of service in the prior calendar year, annual cash bonuses paid to Mr. Yemin are not subject to any contractual predetermined range and are typically determined and paid after the first quarter of the year. As the top ranking executive of a subsidiary of a foreign company, the timing of Mr. Yemin’s bonus is influenced by the compensation practices of Delek Group which pays its executive bonuses after the first quarter.

We did not pay annual bonuses to our NEOs for the 2009 and 2010 fiscal years due to the Company's performance during those years. However, based upon the Company's performance in 2011 and 2012, our Compensation Committee approved annual bonuses to our NEOs (and employees generally) in March 2012 and March 2013, respectively, in recognition of service during the applicable fiscal years and consistent with the applicable bonus pools.

The Compensation Committee believes that the bonuses paid to our NEOs for 2012 were appropriate due to the Company's strong financial results in fiscal year 2012 and help achieve our objectives to retain and motivate our NEOs for their excellent performance.

Long-Term Incentives

In connection with amendments to our Plan in May 2010, the Board formed the Incentive Plan Committee to administer grants of long-term incentive awards under the Plan. The Incentive Plan Committee was merged into the Compensation Committee on March 20, 2013 and, as a result, this responsibility returned to the surviving Compensation Committee. In making 2012 compensation decisions, the Incentive Plan Committee believed that the grant of non-cash, long-term compensation, primarily in the form of long-term incentive awards, to our NEOs was appropriate to attract, motivate and retain such individuals, and enhance stockholder value through the use of non-cash, equity incentive compensation opportunities. The Incentive Plan Committee believed that the best interests of our stockholders would be most effectively advanced by enabling our NEOs, who are responsible for our management, growth and success, to receive compensation in the form of long-term incentive awards. Because the vesting of long-term awards is based upon continued employment with us, awards under the Plan are designed to provide our NEOs with an incentive to remain with us. Since long-term awards will increase in value in conjunction with an increase in the value of our Common Stock, awards under the Plan are also designed to align the interests of our NEOs and our stockholders. For a description of the long-term incentive awards granted to our NEOs for 2012, you should read the Summary Compensation Table beginning on page 24 of this Proxy Statement and the Grants of Plan-Based Awards in 2012 Table on page 25 of this Proxy Statement. For a description of the Plan, you should read the narrative discussion set forth below. For a description of the limited delegation of authority to our chief executive officer to grant certain SARs and NQSOs, as well as the predetermined quarterly grant date practices upon which this authority must be exercised, you should read page 12 of this Proxy Statement.

2006 Long-Term Incentive Plan

In anticipation of our initial public offering, our Board and then sole stockholder adopted the Plan in April 2006, and amendments to the Plan were approved by our Board and stockholders on May 4, 2010. At December 31, 2012, the Plan provided equity-based compensation to approximately 650 of our employees, including our NEOs. The Plan permits us to grant NQSOs, SARs, restricted stock, RSUs and other stock-based awards and cash incentive awards to directors, officers, employees, consultants and other individuals (including advisory board members) who perform services for us or our affiliates.

During the 2012 fiscal year through the closing of the Delek Group Offering on March 20, 2013, the Incentive Plan Committee generally administered the Plan, and had discretion to select the persons to whom awards were made under the Plan and prescribe the terms and conditions of each award under the Plan, with the exception of the delegation of authority to Mr. Yemin with respect to some equity awards, as discussed above under “Committees of the Board — Incentive Plan Committee.” Since March 20, 2013, these responsibilities have returned to the Compensation Committee. For a description of the Incentive Plan Committee’s delegation of authority to grant equity awards, you should read the narrative discussion on page 12 of this Proxy Statement.

In addition, the Board also has the power to administer the Plan. With respect to the application of the plan to non-employee directors, the disinterested members of the Board have sole responsibility and authority for matters relating to the grant and administration of awards.

The exercise or base price of all NQSOs and SARs awarded to our NEOs under the Plan is set at or above market price at the time of the award. For a description of how the grant dates of certain equity awards are predetermined with reference to the expected release of material non-public information, you should read the narrative discussion under the heading “Incentive Plan Committee” beginning on page 12 of this Proxy Statement.

From the inception of the Plan through May 2009, all employee NQSOs under the Plan were awarded in two simultaneous grants. 75% of the NQSOs awarded were exercisable at the greater of $16.00 (the initial public offering price of our stock) or the market price of the stock on the grant date, and the remaining 25% of the NQSOs awarded were exercisable at $21.00 or, if the market price exceeded $16.00 on the grant date, 140% of the market price on the grant date. Since June 2009, equity awards under the Plan have generally been subject to four year ratable vesting and exercise or base prices equal to the market price of our stock on the grant date. We define the market price of our stock as the NYSE closing price on the date of the grant, or the last previous NYSE closing price if the date of the grant occurs on a day when the NYSE is not open for trading.

From the inception of the Plan through 2010, most awards of RSUs to employees have vested ratably on the first four anniversaries of the grant date. In connection with the employment agreements executed with our NEOs (other than Mr. Yemin) in 2011, RSUs were granted that vest quarterly during the term of the NEO's employment agreement (subject to a minimum six month vesting period). We believe the quarterly vesting granted to our NEOs (other than Mr. Yemin) in 2011 was appropriate and helps to achieve our objectives to retain and motivate our NEOs. In contrast to appreciation awards such as NQSOs and SARs, we believe grants of full value awards such as RSUs are beneficial because they are provided at no cost (other than taxes) to the executive and provide further incentive for such individuals to remain with us. Additionally, holders of RSUs are credited with dividend equivalents for any cash dividends paid on the number of shares covered by the RSUs as a cash deferral, which deferral is settled in cash upon the vesting of the RSUs, thereby providing an additional element of compensation. In 2012, 120,000 RSUs were granted to our employees, including 40,000 to our NEOs.

Upon the closing of our initial public offering in May 2006, certain directors and employees (other than Mr. Yemin) received their first grants of NQSOs and RSUs under the Plan. In 2012, we continued to make initial grants of equity awards to newly hired employees based primarily upon an employee’s responsibilities within the company. The initial equity grants are designed to assist in recruitment and retention. In addition, these initial equity grants provide our employees with an immediate stake in our performance and are intended to immediately align the interests of our directors, employees and stockholders by providing a direct incentive for directors and employees to focus on stockholder value. Between the closing of our initial public offering and its first anniversary in May 2007, the scale utilized for initial grants was equivalent to approximately 75% of the scale used at the time of the initial public offering. Since May 2007, the scale applied to the grants of equity awards to newly hired employees has been equivalent to approximately 50% of the amounts granted at the time of the initial public offering. Beginning in June 2010, we began using SARs, rather than NQSOs, as the primary form of appreciation awards under the Plan. We expect that SARs will require us to issue fewer shares under the Plan and will, therefore, be less dilutive to our stockholders.

Beginning in June 2007, certain of our directors and employees (other than Mr. Yemin) have been granted an annual equity award each year on June 10 (one of our predetermined quarterly grant dates). The annual grant has generally been made to all employees who received equity awards under the Plan during the prior calendar year. The scale used for the annual grants has been approximately 10% of the scale used at the time of the initial public offering. The annual grants are designed to maintain the alignment of interests of our employees and stockholders for the long term.

We intend to continue our practice of providing long-term equity-based compensation through time-vested grants to certain employees, including our NEOs. We anticipate that future grants of SARs will generally have four-year ratable vesting and exercise prices equal to the price of our stock on the grant date. We also intend to continue our practice of making initial grants to new employees as well as annual grants in quantities less than the employee’s initial grant. The Incentive Plan Committee did not, and the Compensation Committee does not currently, consider gains from prior equity awards in setting other elements of compensation.

Delek Logistics GP, LLC 2012 Long-Term Incentive Plan

Our subsidiary, Delek Logistics GP, LLC, (“Delek Logistics GP”), the general partner of Delek Logistics Partners, LP (“Delek Logistics”), maintains a unit-based compensation plan for officers, directors and employees of Delek Logistics GP or its affiliates and any consultants, affiliates or other individuals who perform services for Delek Logistics. The Delek Logistics GP, LLC 2012 Long-Term Incentive Plan ("Logistics LTIP") permits the grant of phantom units, unit options, restricted units, unit appreciation rights, distribution equivalent rights, unit awards, and other unit-based awards. The Logistics LTIP limits the number of units that may be delivered pursuant to vested awards to 612,207 common units, subject to proportionate adjustment in the event of unit splits and similar events. Awards granted during 2012 under the Logistics LTIP will be settled with Delek Logistics units.

Due to the fact that several of the members of the board of Delek Logistics GP primarily perform services on our behalf in their roles as our executive officers, the Logistics LTIP is generally administered by the Conflicts Committee of Delek Logistics GP. The Conflicts Committee is responsible for administering the plan and granting awards to Delek Logistics GP's officers and employees, our officers and employees or the officers and employees of our other subsidiaries, under the LTIP. The full board of Delek Logistics GP may also grant awards and the Conflicts Committee may delegate, and has delegated in the past, to an executive officer of Delek Logistics GP the authority to issue awards to non-Section 16 officers of Delek Logistics GP. A compensation consultant was not used in the formulation of Delek Logistics GP's compensation framework, objectives and philosophy.

We believe that our NEOs, all of whom also serve as directors and officers of Delek Logistics GP should have an ongoing stake in Delek Logistics' success, that their interests should be aligned with those of Delek Logistics' unitholders and that the best interests of Delek Logistics' unitholders will be most effectively advanced by enabling our NEOs, who are responsible for Delek Logistics' management, growth and success, to receive compensation in the form of long-term incentive awards. Because the vesting of long-term awards is based upon continued employment with us, the awards are designed to provide our NEOs with an incentive to remain employed by us. Additionally, since long-term awards will increase in value in conjunction with an increase in the value of Delek Logistics common units, the awards are also designed to align the interests of our NEOs and with those of Delek Logistics'

unitholders. Accordingly, we believe that our NEOs should be provided compensation in the form of equity-based incentives in connection with their responsibilities for Delek Logistics' management, growth and success.

The board of Delek Logistics GP adopted the Logistics LTIP in connection with Delek Logistics' initial public offering. The Logistics LTIP is for officers, directors and employees of us, Delek Logistics GP or its affiliates, as well as any consultants, or other individuals, who perform services for Delek Logistics.

Following the completion of the Delek Logistics initial public offering in November 2012, the Conflicts Committee granted awards under the Logistics LTIP to our NEOs on December 10, 2012. Mr. Yemin assisted the Conflicts Committee in determining the number and certain terms of these awards. Each of our NEOs received a grant of phantom units that will vest ratably every six months beginning June 10, 2013 through December 10, 2017 (the “DKL Phantom Units”). The DKL Phantom Units are accompanied by distribution equivalent rights for each DKL Phantom Unit, providing for a lump sum cash amount equal to the accrued distributions from the grant date of the DKL Phantom Unit, which is paid in cash on the vesting date. The DKL Phantom Units motivate our NEOs to attain our and Delek Logistics' long term goals and support our and Delek Logistics' overall business priorities as well as aligning our NEOs interests with those of Delek Logistics' unitholders. The initial equity grants provided our NEOs with an immediate stake in Delek Logistics' performance and were intended to immediately align the interests of our NEOs and Delek Logistics' unitholders by providing a direct incentive for our NEOs to focus on Delek Logistics' unitholder value, which, in turn, focuses our NEOs on increasing value to our stockholders.

Pursuant to the terms of the Logistics LTIP, upon the occurrence of an Exchange Transaction (as defined in the Logistics LTIP, and generally including a merger, consolidation, acquisition, reorganization or similar extraordinary transaction with respect to Delek Logistics), the Delek Logistics GP board may, in its discretion, accelerate the vesting of the DKL Phantom Units, adjust the terms of any outstanding DKL Phantom Units, or, in the event the Exchange Transaction in which Delek Logistics' unitholders receive equity of another entity, provide for the conversion of the DKL Phantom Units into comparable awards for such entity's equity. This provision, by providing the potential for immediate value to our NEOs in connection with an Exchange Transaction, aligns our NEOs' interests with those of Delek Logistics' unitholders and incentivizes our NEOs to work to maximize the value of Delek Logistics units in the event such a transaction were to occur. For a description of the terms of these arrangements see “Potential Payments Upon Termination or Change-in-Control” beginning on page 31 of this Proxy Statement.

Fringe Benefits, Perquisites and Severance Provisions

Our NEOs are eligible to participate in the benefit plans generally available to all of our employees, which include health, dental, life insurance, vision and disability insurance. We also sponsor a voluntary 401(k) Employee Retirement Savings Plan (“401(k) Plan”) for eligible employees (including our NEOs) administered by Wells Fargo Institutional Retirement and Trust, a business unit of Wells Fargo Bank, N.A. Employees must be at least 21 years of age with at least 1,000 hours worked to be eligible to participate in the 401(k) Plan. After the first anniversary of employment with us, we match employee contributions to the 401(k) Plan, including those by our NEOs, on a fully vested basis up to a maximum of six percent of eligible compensation.

Since the 2008 tax year, we have reimbursed our executive officers for the cost of professional preparation of their income tax returns. Because our executive officers are typically among our most highly compensated employees, their personal tax returns may be examined in connection with examinations of our tax returns. In addition, Exchange Act reporting requirements expose the executive officers’ compensation to public scrutiny. We believe that encouraging our executive officers to seek professional tax advice will (a) mitigate the personal risks that accompany the heightened scrutiny of their compensation, (b) provide us with a retention and recruiting tool for executive officers, and (c) protect us from the negative publicity that could surround an executive officer’s misstatement of his or her personal income tax liabilities.

In addition, we provided limited additional perquisites to our NEOs in 2012 . Messrs. Yemin and Ginzburg each received residence benefits, the use of a company-owned automobile and $1,000 per child per month to cover education expenses for their minor children. Messrs. Yemin and Ginzburg were provided with the cost of roundtrip business class airfare for trips to Israel for each of them and their families. We reimbursed Messrs. Yemin, Ginzburg and Green for the value of income taxes incurred as result of airfare benefits and any imputed value of rent-free residence in a company-owned home. Pursuant to the terms of the employment agreements executed by each of Messrs. Ginzburg, Green and Cox, we reimbursed them for the value of income taxes incurred as a result of vested RSUs granted under those agreements. We expect these perquisites to continue in 2013 . For a description of the perquisites paid to our NEOs for 2012 , you should read the Summary Compensation Table beginning on page 24 of this Proxy Statement.

The employment agreements with our NEOs as well as the terms of the Plan may require us to provide compensation or other benefits to our NEOs in connection with certain events related to a termination of employment or an exchange transaction. The employment agreements may also allow us to “clawback” certain compensation from our NEOs in connection with certain terminations of employment by the NEO. For a description of the terms of these arrangements see “Potential Payments Upon Termination or Change-in-Control” beginning on page 31 of this Proxy Statement. We have established these arrangements because we believe that providing NEOs with compensation and benefit arrangements upon termination or an exchange transaction is necessary for us to be competitive with compensation packages of our peer companies and assists us in recruiting and retaining talented executives. In addition, formalizing these benefits provides us with certainty in terms of our obligations to an eligible executive in the event that our relationship with any such executive is terminated.

2013 Changes to Compensation - Award of General Partner Membership Interest

On March 10, 2013, awards of equity interests in Delek Logistics GP were made to Messrs. Yemin, Ginzburg and Green. The awards consist of unvested equity interests in Delek Logistics GP. Subject to each executive's continued employment with us, the equity interests will vest on June 10, 2013, or, in the event of an Exchange Transaction (as defined in our Delek Logistics GP's limited liability company agreement) occurring prior to that date, at the discretion of Delek Logistics GP. The equity interests consist of a 1.0% membership interest for Mr. Yemin and a 0.2% membership interest for each of Messrs. Ginzburg and Green. In connection with these awards, Mr. Yemin agreed to forfeit 4,898 DKL Phantom Units and Messrs. Ginzburg and Green each agreed to forfeit 980 DKL Phantom Units made pursuant to the Logistics LTIP in 2012 that would have otherwise vested on June 10, 2013. For a further description of these awards, please refer to “Item 9B-Other Information - Delek Logistics GP, LLC Equity Interest Awards” of our Annual Report on Form 10-K filed with the SEC on March 12, 2013.

Advisory Vote on Executive Compensation

We conducted our first advisory vote on executive compensation at our 2011 Annual Meeting of Stockholders. While this vote was not binding on us, our Board or its committees, we believe it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, our compensation policy and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement. Our Board and its Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our NEOs as disclosed in the proxy statement, our Board will consider our stockholders' concerns and our Compensation Committee will evaluate whether any actions are necessary to address the concerns. In addition to the advisory vote on executive compensation, we encourage ongoing engagement with our stockholders on executive compensation and corporate governance issues.

At the 2011 Annual Meeting, more than 75% of the votes cast on the advisory vote on executive compensation proposal (Proposal 3) were in favor of our NEO compensation as described in our proxy statement. As a result, our NEO compensation was approved (on an advisory basis) by our stockholders. The Board and Compensation and Incentive Plan Committees reviewed these voting results and, given the level of support, determined that no changes to our NEO compensation policies and decisions were necessary as a result of the advisory vote. We have also determined that our stockholders should vote on an advisory say-on-pay proposal every third year, consistent with the preference expressed by our stockholders at the 2011 Annual Meeting. As a result, our next advisory say-on-pay vote will occur in connection with our 2014 Annual Meeting.

Stock Ownership Requirements

We do not have express stock ownership guidelines.

Prohibition Against Speculative Transactions

Our Code of Business Conduct & Ethics, which applies to all of our employees and directors, prohibits speculative transactions in our stock such as short sales, puts, calls or other similar options to buy or sell our stock in an effort to hedge certain economic risks or otherwise.

Guidelines For Trades By Insiders

We maintain policies that govern trading in our stock by officers and directors required to report under Section 16 of the Exchange Act, as well as certain other employees who may have regular access to material non-public information about us. These policies include pre-approval requirements for all trades and periodic trading “black-out” periods designed with reference to our quarterly financial reporting schedule. We also require pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act. To mitigate the potential for abuse, no trades are allowed under a trading plan within 30 days after adoption. In addition, we discourage termination or amendment of trading plans by prohibiting trades under new or amended plans within 90 days following a plan termination or amendment.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

Carlos E. Jordá, Chairman
Charles H. Leonard
Shlomo Zohar

2012 Summary Compensation Table

The following Summary Compensation Table sets forth the compensation for our chief executive officer (Mr. Yemin), our former chief financial officer (Mr. Cox) and our three other most highly compensated executive officers for the fiscal year ended December 31, 2012 (Messrs. Ginzburg, Green and Holmes). The table also provides comparative information for these officers for the two prior fiscal years. We refer to these individuals collectively herein as our “named executive officers” or “NEOs.” The footnotes to the Summary Compensation Table set forth narrative discussions of the material factors necessary to understand the information disclosed in the table.

(a)	(b)		(c)		(d)		(e)	(f)	(i)		(j)
Name Principal Position(s)	Fiscal Year		Salary*		Bonus		Stock Awards	Option Awards	All Other Compensation		Total
			($)	(1)	($)(2)	(1)	($)(3)	($)(4)	($)		($)
Ezra Uzi Yemin President and Chief Executive Officer	2012		468,000	5.6%	1,500,000	17.8%	5,546,600	—	890,254	(5)	8,404,854
	2011		468,000	23.6%	700,000	35.3%	—	—	816,086		1,984,086
	2010		468,000	48.1%	—	0.0%	—	—	504,677		972,677
Assaf Ginzburg Executive Vice President and Chief Financial Officer (6)	2012		280,000	12.5%	210,000	9.4%	1,132,500	—	615,955	(7)	2,238,455
	2011		263,077	6.6%	700,000	17.5%	2,784,000	47,905	203,645		3,998,627
	2010		233,077	52.0%	50,000	11.1%	—	24,505	141,021		448,603
Mark B. Cox Former Executive Vice President and Chief Financial Officer (6)	2012		280,000	23.4%	100,000	8.3%	566,250	—	252,449	(8)	1,198,699
	2011		263,077	8.7%	555,000	18.4%	2,130,000	47,905	15,182		3,011,164
	2010		240,000	48.0%	228,058	45.6%	—	24,505	7,050		499,613
Frederec Green Executive Vice President	2012		280,000	14.2%	210,000	10.6%	1,132,500	—	351,934	(9)	1,974,434
	2011		256,154	7.8%	750,000	22.9%	2,130,000	47,905	87,011		3,271,070
	2010		233,077	63.3%	50,000	13.6%	—	24,505	60,352		367,934
Donald N. Holmes Executive Vice President	2012		219,231	12.2%	200,000	11.1%	1,321,525	52,126	4,991	(10)	1,797,873
	2011	(11)	23,077	6.8%	32,000	9.4%	106,500	179,075	—		340,652

*	Represents 26 bi-weekly pay periods during each fiscal year.

(1)	This column represents the dollar amount as a percentage of the Total Compensation figure set forth in column (j).

(2)
Bonuses for the 2012 fiscal year consist of (a) a contract bonus in the amount of $50,000 for Mr. Holmes, and (b) annual discretionary bonuses in the amounts of $1,500,000, $210,000, $100,000, $210,000 and $150,000 for Messrs. Yemin, Ginzburg, Cox, Green and Holmes, respectively.

(3)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes for the fair value of RSUs granted under the Plan. Fair value is calculated using the closing price of our stock on the date of grant. The per unit grant date fair value for the 2012 grants was $25.96 for Mr. Holmes. Assumptions used in the calculation of this amount for the 2012 fiscal year are included in footnote 12 to our audited financial statements for the 2012 fiscal year included in our Annual Report on Form 10-K filed with the SEC on March 12, 2013.

(4)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes for the fair value of SAR and NQSO awards granted under the Plan. Assumptions used in the calculation of this amount for the 2012 fiscal year are included in footnote 12 to our audited financial statements for the 2012 fiscal year included in our Annual Report on Form 10-K filed with the SEC on March 12, 2013.

(5)
For the fiscal year 2012, this amount includes dividend equivalents in the amount of $587,589, matching contributions to the Company’s 401(k) Plan in the amount of $15,000, group term life insurance premiums of $540 and the incremental costs of the following perquisites:

rent-free residence in a company-owned house in the amount of $129,975, reimbursement of the value of income taxes incurred as a result of the residence benefit in the amount of $69,986, a family education allowance in the amount of $36,000, the value of roundtrip airfare to Israel for himself and his family in the amount of $24,516, reimbursement of the value of income taxes incurred as a result of the airfare benefit in the amount of $15,973, personal use of a company-owned automobile and professional tax preparation fees. We calculated the aggregate incremental cost of Mr. Yemin’s residence benefit as the fair rental value of the company-owned home provided to Mr. Yemin. We calculated the aggregate incremental cost of the education allowance, airfare benefits and tax reimbursements as the dollar amount paid by us for each.

(6)	Mr. Cox served as our Chief Financial Officer from September 2009 until January 2013. Mr. Ginzburg has served as our Chief Financial Officer since January 2013.

(7)
For the fiscal year 2012, this amount includes dividend equivalents in the amount of $35,676, matching contributions to the Company’s 401(k) Plan in the amount of $15,000, group term life insurance premiums of $486 and the incremental costs of the following perquisites: residence allowances in the aggregate amount of $54,000, reimbursement of the value of income taxes incurred as a result of the residence benefit in the amount of $35,182, reimbursement in the amount of $428,701 for the value of income taxes incurred as a result of vested RSUs, a family education allowance, personal use of a company-owned automobile, professional tax preparation fees, the value of roundtrip airfare to Israel for Mr. Ginzburg and his family and reimbursement of the value of income taxes incurred as a result of the airfare benefits in the amount of $8,547. We calculated the aggregate incremental cost of the education allowance, residence allowance, airfare benefits and tax reimbursement as the dollar amount paid by us to Mr. Ginzburg.

(8)
For the fiscal year 2012, the amount in this column includes dividend equivalents in the amount of $25,950, matching contributions to the Company's 401(k) Plan in the amount of $13,731, group term life insurance premiums of $1,242, a wellness gift of $76 and the incremental costs of the following perquisites: reimbursement in the amount of $209,950 for the value of income taxes incurred as a result of vested RSUs and a professional tax preparation fees. We calculated the aggregate incremental cost of the tax reimbursement as the dollar amount paid by us to Mr. Cox.

(9)
For the fiscal year 2012, this amount includes dividend equivalents in the amount of $27,720, matching contributions to the Company’s 401(k) Plan in the amount of $15,000, group term life insurance premiums of $810 and the incremental costs of the following perquisites: reimbursement in the amount of $307,929 for the value of income taxes incurred as a result of vested RSUs and professional tax preparation fees. We calculated the aggregate incremental cost of the tax reimbursement as the dollar amount paid by us to Mr. Green.

(10)
For the fiscal year 2012, this amount includes dividend equivalents in the amount of $1,550, group term life insurance premiums of $3,046 and a wellness gift of $76. This amount does not include the value of perquisites and other personal benefits or property received by Mr. Holmes because the aggregate amount of such compensation was less than $10,000.

(11)	Mr. Holmes commenced employment with us in November 2011.

Grants of Plan Based Awards in 2012

The following table provides information regarding plan-based awards granted to our NEOs during fiscal year 2012.

Name	Grant Date	Authorization Date	Stock Awards: Number of Shares of Stock or Units (1)	Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards (Per Share) (3) ($)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Ezra Uzi Yemin	12/10/2012	12/10/2012	244,883	—	—	5,546,600
Assaf Ginzburg	12/10/2012	12/10/2012	50,000	—	—	1,132,500
Mark B. Cox	12/10/2012	12/10/2012	25,000	—	—	566,250
Frederec Green	12/10/2012	12/10/2012	50,000	—	—	1,132,500
Donald N. Holmes	6/10/2012	5/1/2012	—	6,500	16.21	52,126
	9/10/2012	8/6/2012	40,000	—	—	1,038,400
	12/10/2012	12/10/2012	12,500	—	—	238,125

(1)	Other than Mr. Holmes' grant of 40,000 RSUs, all awards in this column represent grants of DKL Phantom Units.

(2)	All awards in this column are SARs.

(3)	For a description of the manner in which we determine the base prices of SARs under the Plan, you should read the discussion at page 12 of this Proxy Statement.

(4)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes over the expected term of the grant. Assumptions used in the calculation of this amount for the 2012 fiscal year are included in footnote 12 to our audited financial statements for the 2012 fiscal year included in our Annual Report on Form 10-K filed with the SEC on March 12, 2013.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Yemin Employment Agreement

Upon the expiration of Mr. Yemin’s prior employment agreement in April 2009, we engaged AON to provide a chief executive officer total compensation analysis and target compensation report. AON reviewed published industry survey data for companies of similar size and scope as well as chief executive officer compensation data from our comparator companies. Based upon its research, AON recommended minimum, target and maximum compensation levels for Mr. Yemin divided into base salary, cash bonus and long-term incentive components. The Board of Directors approved, and the Company entered into, an employment agreement with Mr. Yemin in September 2009. The Board of Directors approved, and the Company entered into, a first amendment to the employment agreement in August 2012. The total compensation package set forth in the agreement is approximately equivalent to AON minimum recommendation.

The agreement is effective May 1, 2009 and expires on October 31, 2013. Under the terms of the agreement, Mr. Yemin will continue to serve as the Company’s President and Chief Executive Officer. Under the terms of the agreement, he received a base monthly salary of $39,000 through December 31, 2012, a base monthly salary of at least $50,000 beginning January 1, 2013 and cash bonuses at the discretion of the Board. During his employment, he will also continue to receive the following perquisites: rent-free residence in a Company-owned home, the option to purchase the residence at the greater of the Company’s cost or fair market value, the use of a Company-owned automobile, the cost of reasonable personal travel to Israel during each calendar year for himself, his spouse and each of his minor children, an education allowance of $1,000 per month for each of his minor children and the reasonable costs of professional preparation of his personal income tax return(s). Income taxes incurred by Mr. Yemin on residence and airfare benefits will be grossed up and reimbursed to him at his marginal tax rate.

Under the terms of the agreement, Mr. Yemin was granted 1,850,040 SARs on September 30, 2009 of which 336,000 were outstanding at December 31, 2012. The SARs will expire upon the earlier of the first anniversary of Mr. Yemin’s termination of employment or October 31, 2014 (the first anniversary of the expiration of the agreement). In general, unvested SARs will expire immediately upon Mr. Yemin’s termination of employment. The SARs may be settled in shares of Common Stock or cash at the Company’s sole discretion. During the term of the SARs, the Company will also pay dividend equivalents in cash to Mr. Yemin on all shares subject to outstanding vested SARs and will accrue such dividend equivalents on shares subject to unvested SARs.

Under the terms of the agreement, Mr. Yemin may receive certain benefits upon the expiration or termination of his employment. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” on page 31 of this Proxy Statement for further discussion of these terms of Mr. Yemin’s employment agreement.

Ginzburg Employment Agreement

On August 4, 2011, we entered into an employment agreement with Mr. Ginzburg that expires on June 30, 2015 and generally superseded his 2009 employment agreement. Under the terms of the 2011 agreement, Mr. Ginzburg has received a base salary of $280,000 since July 1, 2011. If annual cash bonuses are paid to our officers during the term of the 2011 agreement for service during the preceding calendar year, Mr. Ginzburg is guaranteed an annual cash bonus between 33% and 75% of his base salary at the end of the bonus year. Mr. Ginzburg will continue to be paid an education allowance of $1,000 per month for each of his minor children, will continue to be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s) and one personal trip to Israel during each calendar year for himself, his spouse and his minor children and will continue to be provided the personal use of a company-owned automobile. Income taxes incurred by Mr. Ginzburg as a result of his airfare benefits will be grossed up at his marginal tax rate. Under the 2011 agreement, Mr. Ginzburg is paid a residence allowance of $4,500 per month in lieu of the rent-free residence benefit provided to him under his 2009 agreement. On September 10, 2011, Mr.Ginzburg was granted 200,000 RSUs of which 26,671 vested on March 10, 2012 and 13,333 will vest on the tenth day of the last month of each calendar quarter thereafter through June 10, 2015. Income taxes incurred by Mr. Ginzburg as a result of the vesting of the 200,000 RSUs will be reimbursed to him, but not grossed up, at his marginal tax rate, provided that the aggregate value of such tax reimbursements shall not exceed the value that would be reimbursed to him if the fair market value of our Common Stock were $13.00 on each RSU vesting date.

Mr. Ginzburg may receive certain benefits upon the expiration or termination of his employment under the 2011 employment agreement. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” on page 31 of this Proxy Statement for further discussion of these terms.

Cox Employment Agreement

On November 1, 2011, we entered into an employment agreement with Mr. Cox that generally superseded his 2009 employment agreement. Under the terms of the 2011 agreement, Mr. Cox received a base salary of $280,000 through the end of his employment on March 31, 2013 and was reimbursed for the reasonable costs of professional preparation of his personal income tax return(s). If annual cash bonuses were paid to our officers during the term of the 2011 agreement for service during the preceding calendar year, Mr. Cox was guaranteed an annual cash bonus between 33% and 75% of his base salary at the end of the bonus year. Mr. Cox was granted 200,000 RSUs on December 10, 2011 of which 21,500 vested on June 10, 2012, 10,500 vested on each of September 10, 2012, December 10, 2012 and March 10, 2013 and 21,000 will vest on March 31, 2013 pursuant to his 2011 agreement and his separation agreement dated January 18, 2013. Income taxes incurred by Mr. Cox as a result of RSUs granted under the 2011 agreement will be reimbursed to him, but not grossed up, at his marginal tax rate, provided that the aggregate value of such tax reimbursements shall not exceed the value that would be reimbursed to him if the fair market value of our Common Stock were $13.00 on each RSU vesting date.

Mr. Cox received certain benefits upon the termination of his employment under the 2011 employment agreement and his separation agreement. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” on page 31 of this Proxy Statement for further discussion of these terms.

Green Employment Agreement

On November 1, 2011, we entered into an employment agreement with Mr. Green that expires on April 30, 2016 and generally supersedes his 2009 employment agreement. Under the terms of the 2011 agreement, Mr. Green has received a base salary of $280,000 since November 1, 2011. If annual cash bonuses are paid to our officers during the term of the 2011 agreement for service during the preceding calendar year, Mr. Green is guaranteed an annual cash bonus between 33% and 75% of his base salary at the end of the bonus year. Mr. Green will continue to be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s). On September 10, 2011, Mr.Green was granted 200,000 RSUs of which 23,750 vested on June 10, 2012 and 11,750 began vesting on the tenth day of the last month of each calendar quarter thereafter through March 10, 2016. Income taxes incurred by Mr. Green as a result of the 200,000 RSUs will be reimbursed to him, but not grossed up, at his marginal tax rate, provided that the aggregate value of such tax reimbursements shall not exceed the value that would be reimbursed to him if the fair market value of our Common Stock were $13.00 on each RSU vesting date.

Mr. Green may receive certain benefits upon the expiration or termination of his employment under the 2011 employment agreement. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” on page 31 of this Proxy Statement for further discussion of these terms.

Holmes Employment Agreements

We entered into an employment agreement with Mr. Holmes in connection with his hiring as vice president in 2011. Under the terms of the 2011 agreement, Mr. Holmes received a contract bonus of $15,000, a base salary of $200,000 and grants of 10,000 RSUs and 32,500 SARs that each vest ratably over the first four anniversaries of the grant date, December 10, 2011.

On August 7, 2012, we entered into a new employment agreement with Mr. Holmes that expires on July 31, 2017 and generally supersedes his 2011 agreement. Under the terms of the 2012 agreement, Mr. Holmes was appointed as an executive vice president, received a cash bonus of $50,000 in 2012, has received a base salary of at least $250,000 and will be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s). If annual cash bonuses are paid to our officers during the term of the 2012 agreement for service during the preceding calendar year, Mr. Holmes is guaranteed an annual cash bonus between 33% and 75% of his base salary at the end of the bonus year. Mr. Holmes was granted 40,000 RSUs on September 10, 2012 of which 4,300 vested on March 10, 2013 and 2,100 began vesting on the tenth day of the last month of each calendar quarter thereafter through June 10, 2017.

Mr. Holmes may receive certain benefits upon the expiration or termination of his employment under the 2012 employment agreement. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” on page 31 of this Proxy Statement for further discussion of these terms.

2006 Long-Term Incentive Plan and Equity Grants

All SAR and RSU grants in 2012 were made pursuant to the Plan. For a description of the Plan and the material terms of the awards reported in the Grants of Plan Based Awards in 2012 table, you should read the discussion beginning at page 20 of this Proxy Statement.

Delek Logistics GP, LLC 2012 Long-Term Incentive Plan

All DKL Phantom Units grants in 2012 were made pursuant to the Logistics LTIP. For a description of the Logistics LTIP and the material terms of the awards reported in the Grants of Plan Based Awards in 2012 table, you should read the discussion beginning at page 21 of this Proxy Statement.

Outstanding Equity Awards at December 31, 2012

The following table provides information about the number of outstanding equity awards held by our NEOs at December 31, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
Ezra Uzi Yemin	112,000	—	(2)	14.80	10/31/2014	(3)	—		—
	—	224,000	(2)	15.60	10/31/2014	(3)
	—	—		—	—		244,883	(4)	5,632,309
Assaf Ginzburg	—	3,250	(5)	6.98	6/10/2020		133,330	(6)	3,375,916
	—	4,875	(7)	14.25	6/10/2021
	—	—		—	—		50,000	(4)	1,150,000
Mark B. Cox	—	15,000	(8)	8.32	9/10/2019		165,000	(9)	4,177,800
	3,250	3,250	(9)	6.98	6/10/2020
	1,625	4,875	(9)	14.25	6/10/2021
	—	—		—	—		25,000	(9)	575,000
Frederec Green	—	15,000	(10)	9.17	6/10/2019		160,250	(11)	4,057,530
	—	3,250	(5)	6.98	6/10/2020
	—	4,875	(7)	14.25	6/10/2021
	—	—		—	—		50,000	(4)	1,150,000
Donald N. Holmes	—	24,375	(12)	10.65	12/10/2021		47,500	(13)	1,202,700
	—	6,500	(14)	16.21	6/10/2022
	—	—		—	—		12,500	(4)	287,500

(1)
Amounts in this column are based upon a fair market value of $25.32 per share and $23.00 per unit which were the NYSE closing price of our Common Stock and Delek Logistics' common units, respectively, on December 31, 2012 .

(2)
Pursuant to his employment agreement, Mr. Yemin was granted 1,850,040 SARs on September 30, 2009 of which 1,626,040 had vested as of December 31, 2012. The remaining 224,000 SARs with base prices of $15.60 vest monthly from January 31, 2013 through October 31, 2013.

(3)
The SARs terminate upon the earlier of (i) the one-year anniversary of Mr. Yemin’s termination of his employment agreement for any reason or (ii) October 31, 2014 (the one-year anniversary of the expiration of his employment agreement).

(4)	These DKL Phantom Units are scheduled to vest ratably every six months beginning June 10, 2013 through December 10, 2017.

(5)	1,625 SARs vest on each of June 10, 2013 and 2014.

(6)
Pursuant to his 2011 employment agreement, Mr. Ginzburg was granted 200,000 RSUs on September 10, 2011 of which 66,670 had vested at December 31, 2012, 13,333 vested on March 10, 2013 and 13,333 will vest every three months thereafter through June 10, 2015.

(7)	1,625 SARs vest on each of June 10, 2013, 2014 and 2015.

(8)	The NQSOs vested on March 31, 2013.

(9)
10,500 RSUs granted to Mr. Cox under his 2011 employment agreement vested on March 10, 2013. In connection with the termination of his employment on March 31, 2013, 1,625 SARs with base prices of $6.98, 1,625 SARs with base prices of $14.25, 7,500 RSUs granted to Mr. Cox under his 2009 employment agreement and 21,000 RSUs granted to Mr. Cox pursuant to his 2011 employment agreement vested. The remaining SARs and RSUs and all 25,000 DKL Phantom Units expired upon the termination of his employment.

(10)	The NQSOs vest on June 10, 2013.

(11)
Pursuant to his 2009 employment agreement, Mr. Green was granted 30,000 RSUs on June 10, 2009 of which 22,500 had vested at December 31, 2012 and 7,500 will vest on June 10, 2013. In addition, pursuant to his 2011 employment agreement, Mr. Green was granted 200,000 RSUs on December 10, 2011 of which 47,250 had vested at December 31, 2012, 11,750 vested on March 10, 2013 and 11,750 will vest every three months thereafter through March 10, 2016.

(12)	8,125 SARs granted to Mr. Holmes under his 2011 employment agreement vest on each of December 10, 2013, December 10, 2014 and December 10, 2015.

(13)
Pursuant to his 2011 employment agreement, Mr. Holmes was granted 10,000 RSUs of which 2,500 had vested at December 31, 2012 and 2,500 will vest on each of December 10, 2013, December 10, 2014 and December 10, 2015. In addition, pursuant to his 2012 employment agreement, Mr. Holmes was granted 40,000 RSUs on September 10, 2012 of which 4,300 vested on March 10, 2013 and 2,100 will vest every three months thereafter through June 10, 2017.

(14)	1,625 SARs vest on each of June 10, 2013, 2014, 2015 and 2016.

Option Exercises and Stock Vested in 2012

The following table provides information about NQSO and SAR exercises by, and the vesting of RSUs for, our NEOs during fiscal year 2012.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise (1)	Number of Shares Acquired on Vesting		Value Realized on Vesting (2)
Ezra Uzi Yemin	1,514,040	(3)	$19,026,127	—		—
Assaf Ginzburg	142,391	(4)	$931,012	76,670	(4)	$1,453,072
Mark B. Cox	45,000	(5)	$766,950	50,000	(5)	$1,093,100
Frederec Green	97,391	(6)	$931,688	54,750	(6)	$1,121,910
Donald N. Holmes	8,125	(7)	$117,894	2,500	(7)	$66,025

(1)	The values in this column are based upon the difference between the fair market value of our Common Stock on the exercise dates and the exercise price or base price of the NQSO or SAR, respectively.

(2)	The values in this column are based upon the fair market value of our Common Stock on the vesting dates.

(3)	Consists of the following SAR exercises on August 8, 2012 when the fair market value of our Common Stock was $23.95:

Options Exercised	640,440	246,400	246,400	246,400	134,400
Exercise/Base Price	$8.57	$12.40	$13.20	$14.00	$14.80

(4)	Consists of the following:

Date	Stock Vested	Options Exercised	Exercise/Base Price	Fair Market Value
01/25/2012	—	1,625	$6.98	$13.15
01/25/2012	—	23,471	$9.17	$13.15
01/26/2012	—	7,462	$9.17	$13.15
02/02/2012	—	3,971	$9.17	$13.15
02/03/2012	—	71,799	$9.17	$13.15
03/10/2012	26,671	—	n/a	$14.12
06/10/2012	23,333	—	n/a	$16.21
08/13/2012	—	14,600	$9.17	$23.62
08/13/2012	—	15,400	$9.17	$24.00
08/13/2012	—	813	$9.17	$23.72
08/15/2012	—	1,625	$6.98	$24.50
08/15/2012	—	1,625	$14.25	$24.50
09/10/2012	13,333	—	n/a	$25.96
12/10/2012	13,333	—	n/a	$26.41

(5)	Consists of the following:

Date	Stock Vested	Options Exercised	Exercise/Base Price	Fair Market Value
06/10/2012	21,500	—	n/a	$16.21
08/28/2012	—	15,000	$8.32	$25.75
09/10/2012	18,000	—	n/a	$25.96
11/28/2012	—	30,000	$8.32	$25.17
12/10/2012	10,500	—	n/a	$26.41

(6)    Consists of the following:

Date	Stock Vested	Options Exercised	Exercise/Base Price	Fair Market Value
6/10/2012	31,250	—	n/a	$16.21
8/2/2012	—	7,265	$9.17	$20.00
8/7/2012	—	20,000	$9.17	$22.00
8/8/2012	—	20,000	$9.17	$24.00
8/9/2012	—	3,250	$6.98	$26.00
8/9/2012	—	14,141	$9.17	$26.00
9/10/2012	11,750	—	n/a	$25.96
12/10/2012	11,750	—	n/a	$26.41
(7)    Consists of the following:

Date	Stock Vested	Options Exercised	Exercise/Base Price	Fair Market Value
12/10/2012	2,500	—	n/a	$26.41
12/27/2012	—	8,125	$10.65	$25.16

Potential Payments Upon Termination or Change-In-Control

The following table discloses the estimated payments and benefits that would be provided to each of our NEOs, applying the assumptions that each of the triggering events relating to termination of employment and changes in control described in their respective employment agreements, the Plan and the Logistics LTIP took place on December 31, 2012 and their last day of employment was December 31, 2012. These amounts are in addition to benefits payable generally to our salaried employees. Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

Name	Termination of Employment (1)		Change-In Control (2)
Ezra Uzi Yemin	$91,200	(3)	$3,355,520	(4)
Assaf Ginzburg	$1,108,136	(5)	$3,489,487	(6)
Mark B. Cox (7)	$853,072	(8)	$4,546,371	(9)
Frederec Green	$1,442,341	(10)	$4,413,351	(11)
Donald N. Holmes	$461,509	(12)	$1,619,496	(13)

(1)
The numbers in the “Termination of Employment” column assume that we terminated the NEO’s employment without cause effective December 31, 2012 and that any required advance notice provisions had been satisfied.

(2)
The numbers in the “Change-In-Control” column assume that an “exchange transaction” (as described on page 33 of this Proxy Statement) occurred on December 31, 2012 and, as a result, the Board of Directors decided that all outstanding equity awards should become fully vested and participate in the transaction value of the shares covered by the award (e.g., by exercise or cash out).

(3)	Consists of $39,000 in salary continuation and an accrued but unused vacation payment of $52,200.

(4)	Consists of the value of 112,000 SARs with base prices of $14.80 and 224,000 SARs with base prices of $15.60.

(5)
Consists of a $140,000 severance payment, a pro-rated annual bonus of $210,000, the accelerated vesting of equity awards worth $704,986, $8,765 for the cost to continue health insurance for six months, $5,385 for accrued and unused vacation and $12,000 and $27,000 for continued allowances for family education and residence, respectively, for six months.

(6)	Consists of the value of 3,250 SARs with a base price of $6.98, 4,875 SARs with a base price of $14.25 and 133,330 RSUs.

(7)
Mr. Cox's employment with us ended on March 31, 2013. Pursuant to his separation agreement dated January 18, 2013, Mr. Cox received, or will receive, a separation payment of $210,000, the cost of continuing health insurance coverage through December 31, 2013 in the amount of $10,150, an accrued but unused vacation payment of $46,308, an annual bonus of $100,000 and the accelerated vesting of the following equity awards under the Plan: 21,000 RSUs, 7,500 NQSOs with an exercise price of $8.32, 1,625 SARs with base prices of $6.98 and 1,625 SARs with base prices of $14.25.

(8)
This amount consists of a $140,000 severance payment, a pro-rated annual bonus of $100,000, the accelerated vesting of equity awards worth $579,511, $8,765 for the cost to continue health insurance for six months and accrued and unused vacation worth $24,796.

(9)	Consists of the value of 15,000 NQSOs with exercise prices of $8.32, 3,250 SARs with a base price of $6.98, 4,875 SARs with a base price of $14.25 and 165,000 RSUs.

(10)
Consists of a $140,000 severance payment, a pro-rated annual bonus of $210,000, the accelerated vesting of equity awards worth $1,074,961, $8,765 for the cost to continue health insurance for six months and accrued and unused vacation worth $8,615.

(11)	Consists of the value of 15,000 NQSOs with exercise prices of $9.17, 3,250 SARs with a base price of $6.98, 4,875 SARs with a base price of $14.25 and 160,250 RSUs.

(12)
Consists of a $125,000 severance payment, a pro-rated annual bonus of $150,000, the accelerated vesting of equity awards worth $176,852, $6,772 for the cost to continue health insurance for six months and accrued and unused vacation worth $2,885.

(13)	Consists of the value of 24,375 SARs with a base price of $10.65, 6,500 SARs with a base price of $16.21 and 47,500 RSUs.

Yemin Employment Agreement

We have an employment agreement with Mr. Yemin which contains certain provisions relating to the termination of his employment. Either party may terminate the agreement prior to its expiration by providing one year advance written notice of termination. If Mr. Yemin’s employment is terminated prior to the expiration of the agreement, Mr. Yemin will be paid one month of salary continuation and an amount equivalent to unused vacation days accrued through the date of termination. Accrued and unused sick leave is not paid to Mr. Yemin upon the termination of his employment agreement. If Mr. Yemin terminates his employment prior to its expiration without providing the required advance notice, he will not be entitled to one month of salary continuation and we may, among other things, “clawback” an amount equivalent to the amount of base salary Mr. Yemin would have earned during the required, but not provided, notice period.

Mr. Yemin’s employment agreement also provides him with the option to purchase his residence from us following the termination of his employment (other than termination for cause). Under the terms of the option, Mr. Yemin may purchase the residence at a price equal to the greater of the cost we paid to purchase the residence or the fair market value of the residence. We do not believe that the option would have provided a quantifiable benefit to Mr. Yemin if he had exercised the option on December 31, 2012 because the option does not allow him to purchase the residence at less than fair market value.

If Mr. Yemin’s employment agreement terminates because of his death, he will not be entitled to the above-noted payments and benefits, other than accrued and unused vacation. However, pursuant to our standard policies, Mr. Yemin’s beneficiaries would receive a death benefit equal to one and half times Mr. Yemin’s salary at the time of death. Please see page 26 of this Proxy Statement for further discussion of the material terms of Mr. Yemin’s employment agreement.

Ginzburg Employment Agreement

Upon termination of his employment by us for any reason other than for cause, Mr. Ginzburg will be entitled to a severance payment equal to 50% of his base salary, a prorated annual bonus (if any) and the continuation of insurance, automobile, education and residence benefits for six months following termination. In addition, if we terminate Mr. Ginzburg's employment during the term of his employment agreement for any reason other than for cause, he will also be entitled the immediate vesting of all unvested equity awards under the Plan to the extent that the awards would have vested if his employment would have continued for the lesser of six months or the expiration of his employment agreement. In addition, if Mr. Ginzburg terminates his employment during the term of his employment agreement without providing advance written notice equal to the lesser of six months or the balance of the term of his employment agreement, we may also "clawback" an amount equivalent to the amount of base salary he would have earned during the required, but not provided, notice period.

Cox Employment Agreement

Mr. Cox's employment with us ended on March 31, 2013. See footnote (7) in the table above for information pertaining to the amounts paid to Mr. Cox pursuant to a separation agreement entered into in connection with the end of his employment. However, if we had terminated Mr. Cox's employment for any reason other than for cause on December 31, 2012, Mr. Cox would have been entitled to a severance payment equal to 50% of his base salary, an annual bonus in recognition of service in 2012 and the continuation of insurance benefits through June 30, 2013. In addition, if we had terminated Mr. Cox's employment on December 31, 2012 for any reason other than for cause, he would also have been entitled the immediate vesting of all unvested equity awards under the Plan to the extent that the awards would have vested if his employment would have continued through June 30, 2013.

Green Employment Agreement

Upon termination of his employment by us for any reason other than for cause, Mr. Green will be entitled to a severance payment equal to 50% of his base salary, a prorated annual bonus (if any) and the continuation of insurance benefits for six months following termination. In addition, if we terminate Mr. Green's employment during the term of his employment agreement for any reason other than for cause, he will also be entitled the immediate vesting of all unvested equity awards under the Plan to the extent that the awards would have vested if his employment would have continued for the lesser of six months or the expiration of his employment agreement. In addition, if Mr. Green terminates his employment during the term of his employment agreement without providing advance written notice equal to the lesser of six months or the balance of the term of his employment agreement, we may also “clawback” an amount equivalent to the amount of base salary he would have earned during the required, but not provided, notice period.

Holmes Employment Agreement

Upon termination of his employment by us for any reason other than for cause, Mr. Holmes will be entitled to a severance payment equal to 50% of his base salary, a prorated annual bonus (if any) and the continuation of insurance benefits for six months following termination. In addition, if we terminate Mr. Holmes' employment during the term of his employment agreement for any reason other than for cause, he will also be entitled the immediate vesting of all unvested equity awards under the Plan to the extent that the awards would have vested if his employment would have continued for the lesser of six months or the expiration of his employment agreement. In addition, if Mr. Holmes terminates his employment during the term of his employment agreement without providing advance written notice equal to the lesser of six months or the balance of the term of his employment agreement, we may also “clawback” an amount equivalent to the amount of base salary he would have earned during the required, but not provided, notice period.

2006 Long-Term Incentive Plan

Under the Plan and the applicable award agreements, equity awards that are not vested at the time the participant’s employment terminates will generally be immediately forfeited unless our Board of Directors or Compensation Committee determines otherwise. NQSOs and SARs that are vested but unexercised at the time of termination of employment will generally be forfeited unless they are exercised before the earlier of 30 days after such termination or the expiration of the award; however, the 15,000 NQSOs remaining from the 60,000 granted to Mr. Green under his 2009 employment agreements will be forfeited unless they are exercised before the earlier of one year after such termination or the expiration of the award on June 10, 2019.

If an “exchange transaction” (as defined in the Plan) occurs with respect to our Common Stock, then, unless other arrangements are made, unvested awards granted under the Plan may be treated under either of two alternatives. They may be converted into economically equivalent awards with respect to the stock of the acquiring or successor company, or they may become fully vested and participate in the transaction value of the shares covered by the award (e.g., by exercise or cash out). Subject to the above, the disposition of unvested awards under the Plan in the event of an exchange transaction will be determined by our Board, in its discretion. For the purposes of the Plan, an “exchange transaction” includes certain mergers or other transactions which result in our holders of Common Stock receiving cash, stock or other property in exchange for or in connection with their shares of our Common Stock. For an illustration of the value of accelerated equity awards under the Plan assuming that an “exchange transaction” occurred on December 31, 2012 , please see the “Change-In-Control” column in the “Potential Payments Upon Termination or Change-In-Control” table on page 31 of this Proxy Statement.

Compensation of Directors in 2012

The following table sets forth a summary of the compensation we paid to our directors during fiscal year 2012.

DIRECTOR COMPENSATION
Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($)	All Other Compensation ($)		Total ($)
Shlomo Zohar	64,000	145,890	—	2,365	(4)	212,255
Aharon Kacherginski (5)	22,000	—	—	3,570	(4)	25,570
Carlos E. Jordá	68,000	145,890	—	2,822	(4)	216,712
Charles H. Leonard	74,000	145,890	—	2,822	(4)	222,712
Philip L. Maslowe	71,500	145,890	—	2,822	(4)	220,212

(1)	Messrs. Yemin, Bartfeld and Last do not receive any compensation for their services as directors.

(2)	This column reports the amount of cash compensation earned in 2012 for Board and committee service.

(3)
Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes of RSUs granted to the directors on June 10, 2012. The grant date fair value of $16.21 per share was equal to the NYSE closing price of our Common Stock on the last trading date preceding the grant date. Half of the RSUs vested on December 10, 2012, one-fourth vested on March 10, 2013 and the remainder vest on June 10, 2013. The following table sets forth the outstanding equity awards held by our directors at December 31, 2012:

Name	Vested NQSOs	Unvested NQSOs	Vested SARs	Unvested SARs	Unvested RSUs
Shlomo Zohar	n/a	n/a	n/a	n/a	10,166
Carlos E. Jordá	7,590	750	1,500	1,500	9,625
Charles H. Leonard	7,590	750	—	1,500	9,625
Philip L. Maslowe	—	750	—	1,500	9,625

(4)	Consists of dividend equivalents paid upon vested RSUs.

(5)	Mr. Kacherginski's service on the Board ended in May 2012.

We do not currently pay any director compensation to our employee-director, Mr. Yemin, or our non-employee directors who are affiliated with Delek Group, Messrs. Bartfeld and Last. The compensation framework for our other directors (Messrs. Zohar, Jordá, Leonard and Maslowe) (the "Compensated Directors") was determined by the Board. Following a review of our director compensation by AON in December 2010, the Board adopted changes to our director compensation framework beginning with the 2011 fiscal year. Further changes were made effective April 1, 2012 and upon our loss of "controlled company" status in March 2013, and these changes are described below. Future changes to cash and equity compensation for our directors will be determined by the Board.

Cash Compensation

During the first quarter of 2012, our Compensated Directors received a cash fee of $8,750 per quarter and an additional cash fee of $2,500 per quarter for serving as chairman of a Board committee. Since April 1, 2012, our Compensated Directors have received a cash fee of $11,250 per quarter, an additional cash fee of $3,000 per quarter for serving as chairman of the audit committee and an additional cash fee of $2,500 for serving as chairman of any other Board committee. From among our Compensated Directors, Mr. Maslowe serves as the chairman of the audit committee and Mr. Leonard serves as chairman of the incentive plan committee. The Compensated Directors receive meeting fees of $2,000 per board meeting attended in person, $1,500 per audit committee meeting in person, $1,000 per other committee meeting attended in person and half the fee otherwise due for meetings attended other than in person. We reimburse our directors for all reasonable expenses incurred for attending meetings and service on our Board.

In March 2013, upon the merger of our compensation and incentive plan committees into a single committee comprised entirely of independent directors, we began paying Mr. Jordá an additional cash fee of $3,000 per quarter for serving as chairman of the compensation committee and increased the fee for compensation committees attended in person to $1,500.

Equity Compensation

Messrs. Zohar, Jordá, Leonard and Maslowe were each granted 9,000 RSUs on June 10, 2012. Half of these RSUs vested on December 10, 2012 and the remainder will vest ratably on March 10, 2013 and June 10, 2013. We intend to continue making annual grants of equity awards to each Compensated Director.

We granted NQSOs under the Plan to Mr. Bartfeld in December 2006 and Mr. Last in January 2007. The NQSOs were fully vested as of December 31, 2012 and allow Messrs. Bartfeld and Last to each purchase 28,000 shares of our Common Stock at exercise prices of $17.64 and $16.00, respectively. The NQSOs were granted as special, one-time grants in consideration of their supervision and direction of the management and consulting services provided by Delek Group to us and not as compensation for their services as directors.

PROPOSED AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

In connection with the Board of Directors' determination that we are no longer a controlled company as a result of the completion of the Delek Group Offering and the Concurrent Stock Repurchase, our Board of Directors conducted an evaluation of the Company's corporate governance structure and organizational documents and, as a result of that evaluation, the Board has determined that it is in the best interests of the Company and our stockholders to effect certain amendments to the Company's Amended and Restated Certificate of Incorporation as currently in effect (the “A&R Certificate”). The Board believes that, in addition to the reasons specific to each proposed amendment that are discussed in connection with each individual proposal below, the Company's transition from controlled company status means that, as an overall matter, certain provisions of the Company's organizational documents that were designed to provide flexibility to the Company's governance structure when it was controlled by a single stockholder may not provide a widely traded public company with sufficient protection against coercive takeover tactics and, thus, may result in our stockholders' not receiving a full control premium in connection with any attempt to acquire or otherwise take control of the Company. Accordingly, our Board recommends to our stockholders the approval of Proposals 2 through 7, which reflect these proposed amendments as well as a proposal to effect all such amendments, while making certain minor confirming changes made necessary by such amendments, through the amendment and restatement of our A&R Certificate.

Although the Board strongly believes that these proposed amendments are desirable and in the best interests of the Company's stockholders, taken as a whole, stockholders should note that the implementation of any provisions that could be used as an anti-takeover device may have the effect of deterring a future takeover attempt which a majority of the Company's stockholders may deem to be in their best interests or where the stockholders may receive a substantial premium for their shares over market value. This is particularly the case when these amendments are considered in the context of existing provisions of our A&R Certificate and Second Amended and Restated Bylaws as currently in effect that could discourage takeover attempts. Among these, our A&R Certificate authorizes us to issue up to 10,000,000 shares of preferred stock in one or more different series with terms to be fixed by our Board of Directors. Stockholder approval is not necessary to issue preferred stock in this manner. Although at present no shares of our preferred stock are outstanding, issuance of shares of preferred stock could have the effect of making it more difficult and more expensive for a person or group to acquire control of us and could effectively be used as an anti-takeover device. Additionally, our Second Amended and Restated Bylaws as currently in effect require advance notice procedures for a stockholder to nominate a candidate for election as a director or to bring business before a meeting of stockholders and further provide that special meetings of stockholders may be called only by our chairman or president, or by our corporate secretary upon written request by a majority of our Board of Directors.

If these amendments are approved by the stockholders at the 2013 Annual Meeting, the Board proposes thereafter to cause the Company to file with the Office of the Secretary of State of the State of Delaware the Second Amended and Restated Certificate of Incorporation of the Company to effect these amendments as well as certain conforming changes made necessary thereby. The form of the Second Amended and Restated Certificate of Incorporation of the Company, which reflects all amendments proposed by the Board of Directors to be made to our A&R Certificate, is attached to this proxy statement as Appendix A . You should read Appendix A in its entirety before making a decision as to how to vote your shares in connection with each of Proposals 2 through 7.

PROPOSAL 2

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT STOCKHOLDER ACTIONS MAY ONLY BE TAKEN AT ANNUAL OR SPECIAL MEETINGS OF STOCKHOLDERS

The Board of Directors of the Company has adopted resolutions approving and submitting to a vote of the stockholders an amendment to the A&R Certificate to add a new Article which would provide that, if action is to be taken by the stockholders of the Company, then such action may only be taken at an annual or special meeting of the Company's stockholders rather than pursuant to the written consent of the Company's stockholders entitled to vote on such action without the need for a meeting to be held.

The text of the proposed amendment is as follows:

Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called in accordance with the provisions of this Certificate of Incorporation and the bylaws of the corporation, and may not be taken by a written consent of the stockholders.

The full text of this amendment is reflected in Article Fourteenth of the proposed Second Amended and Restated Certificate of Incorporation of the Company attached hereto as Appendix A. You should read Appendix A in its entirety before making a decision as to how to vote your shares in connection with this Proposal 2, as well as the other proposed amendments to our A&R Certificate discussed in this proxy statement.

This amendment, if adopted, would have the effect of narrowing the provisions of Section 228 of the Delaware General Corporation Law ("Section 228") as applied to the Company. Section 228 permits the taking of action by a Delaware corporation's stockholders without a meeting if, among other things, a written consent or consents to the action are signed by stockholders holding the minimum number of shares that would be necessary to authorize the action at an actual meeting at which all shares entitled to vote on the matter were present and voted, provided that the corporation's certificate of incorporation does not prevent the taking of such actions via written consent.

The purpose of the provision is to require that proposals to be voted upon by the Company's stockholders be approved only following the opportunity for a full discussion of the matter at a meeting of the Company's stockholders. Action by written consent can also facilitate short-term stock manipulation by permitting certain investors to quietly accumulate significant positions and take action without the waiting periods, disclosure rules, and other protections inherent in the stockholder meeting process. In addition, permitting stockholder action by written consent can create substantial confusion and disruption for stockholders, as multiple stockholder groups could solicit multiple written consents simultaneously, some of which may be duplicative or contradictory. The proposal is also intended to reduce the vulnerability of the Company to coercive takeover tactics by other corporations, groups, or individuals, by encouraging such parties to negotiate the terms and conditions of any proposed control transaction with the Company's Board of Directors, who have fiduciary obligations to act in the best interests of the Company's stockholders in such matters.

Although the Board strongly believes the objectives of the proposed amendment described in this Proposal are desirable and in the best interests of the Company's stockholders, stockholders should note that there are certain disadvantages that may ensue from it. One potential disadvantage is that the provision could have the effect of deterring a future takeover attempt which a majority of the Company's stockholders may deem to be in their best interests or where the stockholders may receive a substantial premium for their shares over market value. Additionally, a determined potential acquirer may elect to proceed with its offer despite the provision, but the price offered to stockholders may be lower than would be the case if the proposed provision was not in effect. The Company is not aware of any present third party plans to solicit stockholder consents or otherwise gain control of the Company.

Vote Required for Proposal 2

With respect to Proposal 2 and the other proposed amendments to our A&R Certificate discussed in this proxy statement, the affirmative vote of stockholders of the Company representing a majority of the voting power of our Common Stock is required to approve the proposal.

At the close of business on the record date for the 2013 Annual Meeting, approximately 52.8% of our issued and outstanding Common Stock was controlled by a subsidiary of Delek Group. As a result, Delek Group and its affiliates will have sufficient voting power to determine the outcome of Proposal 2.

Our Board of Directors reserves the right, notwithstanding stockholder approval of Proposals 2 through 7 and without further action by our stockholders, to elect not to proceed with filing any or all of the amendments to, or the amendment and restatement of, our A&R Certificate if, at any time prior to filing the amendments to our A&R Certificate, our Board of Directors, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders.

The Board of Directors recommends a vote “FOR” the approval of the amendment of the Amended and Restated Certificate of Incorporation of the Company to effect the amendment described in Proposal 2.

PROPOSAL 3

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT MEMBERS OF OUR BOARD OF DIRECTORS COULD BE REMOVED WITH OR WITHOUT CAUSE BY A SUPERMAJORITY VOTE OF STOCKHOLDERS

The Board of Directors of the Company has adopted resolutions approving and submitting to a vote of the stockholders an amendment to the A&R Certificate to add a new Article which would provide that any member of the Board of Directors could be removed with or without cause by stockholders of the Company holding at least 66 2/3% of all of the issued and outstanding capital stock of the Company entitled to vote on such matters, voting as a single class, except that stockholders of the Company holding a majority of all of the issued and outstanding capital stock of the Company entitled to vote on such matters, voting as a single class, could remove a director whose removal had previously been recommended by at least 66 2/3% of the entire Board of Directors. The A&R Certificate currently provides that any member of the Board of Directors may be removed with or without cause by stockholders holding a majority of all of the issued and outstanding capital stock of the Company entitled to vote at an election of directors.

The text of this proposed amendment is as follows:

Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the Corporation), any director or the entire Board of Directors may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all of the issued and outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of stockholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors, recommends the removal of a director to the stockholders, such removal may be effected by the affirmative vote of the holders of at least a majority of all of the issued and outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of stockholders for that purpose.

The full text of this amendment is reflected in Article Fifteenth of the proposed Second Amended and Restated Certificate of Incorporation of the Company attached hereto as Appendix A. You should read Appendix A in its entirety before making a decision as to how to vote your shares in connection with this Proposal 3, as well as the other proposed amendments to our A&R Certificate discussed in this proxy statement.

Director removals can be, and have been, a tactic employed by potential acquirors and other activist investors to gain control of other companies without paying all shareholders a suitable control premium. The purpose of the proposed amendment is to prevent one or more directors being removed, either with or without cause, in the extraordinary circumstance of a stockholder action outside of the Company's normal director election process unless a significant majority of the Company's stockholders supports such an action. However, because the proposed amendment would increase the threshold for director removal from a bare majority to only 66 2/3% of the issued and outstanding shares entitled to vote, the Company's stockholders would continue to retain the right to effect director removals outside the normal director election process if a significant majority supported such a result. Moreover, a majority of the Company's issued and outstanding capital stock would still be sufficient to remove any director if a supermajority of the Board as a whole recommended such a measure, thus ensuring that directors who in the Board's judgment fail to fulfill their duties to the Company and its stockholders, or whose removal would otherwise be in the stockholders' best interests, could still be removed without the need for a supermajority vote.

Although the Board strongly believes that the proposed amendment is desirable and in the best interests of the Company's stockholders, and that it appropriately balances, on the one hand, the Company's and its stockholders' interest in diminishing the Company's vulnerability to coercive takeover attempts through the removal of directors against, on the other hand, the stockholders' established right under Delaware law to remove directors with or without cause, stockholders should note that the provision may make it less likely that incumbent directors will be removed even though a majority of the stockholders may deem it desirable. This in turn could have the effect of discouraging acquisition offers or other strategic proposals regarding the Company that our stockholders may deem to be in their best interests or where the stockholders may receive a substantial premium for their shares over market value. The Company is not aware of any such proposals or other present third party plans to gain control of the Company.

Vote Required for Proposal 3

With respect to Proposal 3 and the other proposed amendments to our A&R Certificate discussed in this proxy statement, the affirmative vote of stockholders of the Company representing a majority of the voting power of our Common Stock is required to approve the proposal.

At the close of business on the record date for the 2013 Annual Meeting, approximately 52.8% of our issued and outstanding Common Stock was controlled by a subsidiary of Delek Group. As a result, Delek Group and its affiliates will have sufficient voting power to determine the outcome of Proposal 3.

Our Board of Directors reserves the right, notwithstanding stockholder approval of Proposals 2 through 7 and without further action by our stockholders, to elect not to proceed with filing any or all of the amendments to, or the amendment and restatement of, our A&R Certificate if, at any time prior to filing the amendments to our A&R Certificate, our Board of Directors, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders.

The Board of Directors recommends a vote “FOR” the approval of the amendment of the Amended and Restated Certificate of Incorporation of the Company to effect the amendment described in Proposal 3.

PROPOSAL 4

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT, WITH CERTAIN EXCEPTIONS, THE COURT OF CHANCERY OF THE STATE OF DELAWARE BE THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS

The Board of Directors has approved and recommends your approval of an amendment to the A&R Certificate to add a new Article which would provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company's stockholders, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees alleging a violation of the Delaware General Corporation Law or the Company's Certificate of Incorporation or bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.

The text of this proposed amendment is as follows:

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the corporation to the corporation or the corporation's stockholders, (c) any action asserting a claim arising pursuant to any provision of Delaware law or the corporation's certificate of incorporation or bylaws, or (d) any action asserting a claim against the corporation governed by the internal affairs doctrine.

The full text of this amendment is reflected in Article Seventeenth of the proposed Second Amended and Restated Certificate of Incorporation of the Company attached hereto as Appendix A. You should read Appendix A in its entirety before making a decision as to how to vote your shares in connection with this Proposal 4, as well as the other proposed amendments to our A&R Certificate discussed in this proxy statement.

Through its three diverse business segments, the Company has operations at hundreds of locations in many states throughout the southeastern and central United States, all outside of Delaware, where the Company was incorporated. Plaintiffs seeking to bring claims against the Company for the matters to which the proposed amendment relates could use the Company's diverse operations to bring duplicative suits in multiple jurisdictions or to choose a forum state that may not apply Delaware law to the Company's internal affairs in the same manner as the Delaware Court of Chancery would be expected to do so. The Board believes that, by ensuring that lawsuits relating to the Company's internal affairs are heard only in the Delaware Court of Chancery, an exclusive forum provision for these types of lawsuits furthers the Company's goal of securing fair, predictable outcomes, which was a primary reason for the Company's incorporation in the State of Delaware.

The Board believes that our stockholders will benefit from having intra-company disputes litigated in the Delaware Chancery Courts. Although some plaintiffs might prefer to litigate matters in a forum outside of Delaware because another court may be more convenient or viewed as being more favorable to them (among other reasons), the Board believes that the benefits to the Company and its non-filing stockholders outweigh these concerns. Delaware offers a system of specialized Chancery Courts to deal with corporate law questions, with streamlined procedures and processes which help provide relatively quick decisions. This accelerated schedule can limit the time, cost and uncertainty of litigation for all parties. These courts have developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware's corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the Company with more predictability regarding the outcome of intra-corporate disputes. In addition, adoption of this amendment would reduce the risk that the Company could be involved in duplicative litigation in more than one forum, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law. This amendment gives the Board the flexibility to consent to an alternative forum in the appropriate instances.

The Board is aware that certain proxy advisors, and even some institutional investors, take the view that they will not support an exclusive forum clause until the company proposing it can show it already has suffered material harm as a result of multiple stockholder suits filed in different jurisdictions regarding the same matter. The Board believes that it is more prudent to take preventive measures before the Company and the interests of almost all of its stockholders are harmed by the increasing practice of the plaintiffs' bar to file selectively their claims in favorable jurisdictions, rather than wait to incur the litigation and related costs of attempting to have the cases consolidated or risk that foreign jurisdictions may misapply Delaware law to the detriment of the Company and its stockholders.

Although the Board strongly believes the objectives of the proposed amendment described in this Proposal are desirable and in the best interests of the Company's stockholders, stockholders should note that there are certain disadvantages that may ensue from this amendment. One potential disadvantage is that the provision, by limiting the ability of third parties and the Company's stockholders to file lawsuits relating to intracorporate disputes in the forum of their choosing, could have the effect of deterring such lawsuits or a future takeover attempt which a majority of the Company's stockholders may deem to be in their best interests or where the stockholders may receive a substantial premium for their shares over market value. The Company is not aware of any pending or threatened claims affected by the proposed amendment or third party plans to gain control of the Company. Moreover, the Board is aware that the enforceability of similar choice of forum provisions in other companies' certificates of incorporation has been challenged in ongoing legal proceedings, and it is possible that, in connection with these ongoing proceedings or other similar legal proceedings that may be brought in the future, including any legal proceedings that may be brought to challenge the proposed exclusive forum provision described in this Proposal if it is adopted and put into effect, judicial decisions or other rulings or changes in law could declare or otherwise render exclusive forum clauses like the one contained in the proposed amendment described in this Proposal to be inapplicable or unenforceable.

Vote Required for Proposal 4

With respect to Proposal 4 and the other proposed amendments to our A&R Certificate discussed in this proxy statement, the affirmative vote of stockholders of the Company representing a majority of the voting power of our Common Stock is required to approve the proposal.

At the close of business on the record date for the 2013 Annual Meeting, approximately 52.8% of our issued and outstanding Common Stock was controlled by a subsidiary of Delek Group. As a result, Delek Group and its affiliates will have sufficient voting power to determine the outcome of Proposal 4.

Our Board of Directors reserves the right, notwithstanding stockholder approval of Proposals 2 through 7 and without further action by our stockholders, to elect not to proceed with filing any or all of the amendments to, or the amendment and restatement of, our A&R Certificate if, at any time prior to filing the amendments to our A&R Certificate, our Board of Directors, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders.

The Board of Directors recommends a vote “FOR” the approval of the amendment of the Amended and Restated Certificate of Incorporation of the Company to effect the amendment described in Proposal 4.

PROPOSAL 5

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT OUR BYLAWS COULD BE AMENDED ONLY BY A SUPERMAJORITY VOTE OF STOCKHOLDERS

The Board of Directors has approved and recommends your approval of an amendment to the A&R Certificate pursuant to which the vote of 66 2/3% of the Company's issued and outstanding capital stock entitled to vote on such matters, voting as a single class, would be required to effect any amendments to the Company's bylaws, as may be in effect from time to time.

The text of this proposed amendment is as follows:

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal any and all of the bylaws of the corporation. In addition, notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the bylaws of the corporation), the bylaws of the corporation may be adopted, altered, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all of the issued and outstanding shares of capital stock of the corporation entitled to vote thereon, voting together as a single class.

The full text of this amendment is reflected in Article Sixth of the proposed Second Amended and Restated Certificate of Incorporation of the Company attached hereto as Appendix A . You should read Appendix A in its entirety before making a decision as to how to vote your shares in connection with this Proposal 5, as well as the other proposed amendments to our A&R Certificate discussed in this proxy statement.

Under the proposed amendment, the Board would retain the power to amend the Company's bylaws, which power it currently has under the A&R Certificate and the Second Amended and Restated Bylaws of the Company as currently in effect.

Delaware law permits supermajority voting requirements and a number of publicly-traded companies have adopted these provisions to preserve and maximize long-term value for all of their stockholders. Because these provisions give holders of less than a majority of the issued and outstanding shares the ability to defeat a proposed fundamental change, they generally have the effect of giving minority shareowners a greater voice in corporate structure and governance. The Board strongly believes that certain extraordinary fundamental changes to corporate governance, including the amendment of the Company's bylaws, should have the support of a broad consensus of the Company's stockholders rather than a simple majority in order to be effected. The proposed supermajority requirements in this Proposal 5 and in Proposal 6 would be limited to only a few specified matters having long-lasting impact on important Company policies, including its fundamental corporate governance approach (including amending the bylaws), limits on director liability and director indemnification provisions and the removal of directors for cause outside the annual stockholder meeting process. The vast majority of all matters voted on by the Company's stockholders would thus continue to rely on a majority voting standard.

The purpose of the supermajority voting standard is not to preclude changes to the Company's bylaws, but to ensure that stockholder initiated changes to the Company's bylaws occur with a broader stockholder consensus than a simple majority. The Board believes that a supermajority vote standard for amendments to the Company's bylaws helps ensure that no significant disruption to the Company's governance is made without the broad support of our stockholders. This voting requirement helps protect against actions by short-term or self interest-driven stockholders who, unlike the Board, generally owe no legal duty of any kind to any of their fellow stockholders and are free to pursue their own agendas irrespective of the best interests of the Company and all of its stockholders.

We believe the Board's role in considering corporate governance changes with stockholder input is of fundamental importance. Action by the Company's stockholders to amend the Company's bylaws without the Board's input disregards the Board's substantial expertise and intimate knowledge of the Company's affairs and jeopardizes the Company's effective, reasoned corporate governance approach. Even with the proposed amendment in place, stockholders have substantial opportunity to influence the Company's corporate governance, including through the annual director election process. Further, the Company's Board has fiduciary duties to act on a fully informed basis and in the best interests of all stockholders, duties that stockholders generally do not have with respect to one another.

Although the Board strongly believes the objectives of the proposed amendment described in this Proposal 5 are desirable and in the best interests of the Company's stockholders, stockholders should note that there are certain disadvantages that may ensue from this amendment. One potential disadvantage is that this provision could, by making it more difficult for third parties and the Company's stockholders to amend the Company's bylaws, have the effect of deterring a future takeover attempt which a majority of the Company's stockholders may deem to be in their best interests or where the stockholders may receive a substantial premium for their shares over market value. Stockholders should also note that, immediately following the completion of the Delek Group Offering and the Concurrent Stock Repurchase on March 20, 2013, our former parent company, Delek Group, continued to control approximately 36.7% of our issued and outstanding Common Stock, which, particularly if combined with the approximately 1.4% of our Common Stock owned by the Company's directors and executive officers, taken together as a group, as of that same date, would be sufficient to defeat any stockholder proposal opposed by Delek Group that relates to matters covered by this proposed amendment. The Company is not aware of any present stockholder proposals to make amendments to the Company's bylaws that would be affected by this provision or of any third party plans to gain control of the Company.

Vote Required for Proposal 5

With respect to Proposal 5 and the other proposed amendments to our A&R Certificate discussed in this proxy statement, the affirmative vote of stockholders of the Company representing a majority of the voting power of our Common Stock is required to approve the proposal.

At the close of business on the record date for the 2013 Annual Meeting, approximately 52.8% of our issued and outstanding Common Stock was controlled by a subsidiary of Delek Group. As a result, Delek Group and its affiliates will have sufficient voting power to determine the outcome of Proposal 5.

Our Board of Directors reserves the right, notwithstanding stockholder approval of Proposals 2 through 7 and without further action by our stockholders, to elect not to proceed with filing any or all of the amendments to, or the amendment and restatement of, our A&R Certificate if, at any time prior to filing the amendments to our A&R Certificate, our Board of Directors, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders.

The Board of Directors recommends a vote “FOR” the approval of the amendment of the Amended and Restated Certificate of Incorporation of the Company to effect the amendment described in Proposal 5.

PROPOSAL 6

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION COULD BE AMENDED ONLY BY A SUPERMAJORITY VOTE OF STOCKHOLDERS

The Board of Directors has approved and recommends your approval of an amendment to the A&R Certificate pursuant to which the vote of 66 2/3% of the Company's issued and outstanding capital stock entitled to vote on such matters, voting as a single class, would be required to effect any amendments to certain specified provisions of the Company's certificate of incorporation, as may be in effect from time to time. The specified provisions of the Company's certificate of incorporation that would be subject to this supermajority requirement are (i) the proposed provision requiring a supermajority stockholder vote to amend the Company's bylaws discussed in Proposal 5, (ii) existing provisions relating to limitation of directors' personal liability to the Company for monetary damages in certain circumstances, the requirement that the Company indemnify directors and officers of the Company to the fullest extent allowable by Delaware law (including Section 145 of the Delaware General Corporation Act) and the Company's ability to purchase insurance covering directors, officers, employees and agents of the Company, among others, against any liability, whether indemnifiable by the Company under Delaware law or not, (iii) the proposed provision relating to director removal discussed under Proposal 3 and (iv) the provision governing amendments to the Company's certificate of incorporation.

The text of this proposed amendment is as follows:

Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the bylaws of the corporation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all of the issued and outstanding shares of capital stock of the corporation entitled to vote thereon, voting together as a single class, shall be required to amend, repeal, or adopt any provisions inconsistent with Articles Sixth, Eleventh, Twelfth, Thirteenth, Fifteenth, or this Article Sixteenth, provided, that this Article Sixteenth shall not apply to, and such sixty-six and two-thirds percent (66 2/3%) vote shall not be required for any amendment, repeal or adoption unanimously recommended to the stockholders by the Board of Directors, in which case such amendment, repeal, or adoption may be effected by the affirmative vote of the holders of at least a majority of all of the issued and outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of stockholders for that purpose.

The full text of this amendment is reflected in Article Sixteenth of the proposed Second Amended and Restated Certificate of Incorporation of the Company attached hereto as Appendix A . You should read Appendix A in its entirety before making a decision as to how to vote your shares in connection with this Proposal 6, as well as the other proposed amendments to our A&R Certificate discussed in this proxy statement.

Under the proposed amendment, stockholders of the Company holding a majority of all of the issued and outstanding capital stock of the Company entitled to vote on such matters, voting as a single class, could effect an amendment to the specified provisions of the Company's certificate of incorporation if the amendment is recommended by at least 66 2/3% of the entire Board of Directors.

Delaware law permits supermajority voting requirements and a number of publicly-traded companies have adopted these provisions to preserve and maximize long-term value for all of their stockholders. Because these provisions give holders of less than a majority of the issued and outstanding shares the ability to defeat a proposed fundamental change, they generally have the effect of giving minority shareowners a greater voice in corporate structure and governance. The Board strongly believes that certain extraordinary fundamental changes to corporate governance, including the amendment of the specified provisions of the Company's certificate of incorporation, should have the support of a broad consensus of the Company's stockholders rather than a simple majority in order to be effected. The proposed supermajority requirements in this Proposal 6 and in Proposal 5 would be limited to only a few specified matters having long-lasting impact on important Company policies, including its fundamental corporate governance approach (including amending the bylaws), limits on director liability and director indemnification provisions and the removal of directors for cause outside the annual stockholder meeting process. The vast majority of all matters voted on by the Company's stockholders would thus continue to rely on a majority voting standard.

The purpose of the supermajority voting standard is not to preclude change but to ensure that certain fundamental changes to the Company's certificate of incorporation only occur with a broader stockholder consensus than a majority. The Board believes that a supermajority vote standard for amendments to the specified provisions of the Company's certificate of incorporation appropriately ensures that no significant disruption to the Company's governance is made without the broad support of our stockholders. This voting requirement helps protect against actions by short-term or private interest-driven stockholders who, unlike the Board, owe no legal duty of any kind to any of their fellow stockholders and are free to pursue their narrow agendas irrespective of the greater corporate good.

Although the Board strongly believes the objectives of the proposed amendment described in this Proposal 6 are desirable and in the best interests of the Company's stockholders, stockholders should note that there are certain disadvantages that may ensue from this amendment. One potential disadvantage is that this provision could, by making it more difficult for third parties and the Company's stockholders to amend the specified provisions of the Company's certificate of incorporation, have the effect of deterring a future takeover attempt which a majority of the Company's stockholders may deem to be in their best interests or where the stockholders may receive a substantial premium for their shares over market value. Stockholders should also note that, immediately following the completion of the Delek Group Offering and the Concurrent Stock Repurchase on March 20, 2013, our former parent company, Delek Group, continued to control approximately 36.7% of our issued and outstanding Common Stock, which, particularly if combined with the approximately 1.4% of our Common Stock owned by the Company's directors and executive officers, taken together as a group, as of that same date, would be sufficient to defeat any stockholder proposal opposed by Delek Group that relates to matters covered by this proposed amendment. The Company is not aware of any present stockholder proposals to make amendments to the Company's certificate of incorporation that would be affected by this provision or of any third party plans to gain control of the Company.

Vote Required for Proposal 6

With respect to Proposal 6 and the other proposed amendments to our A&R Certificate discussed in this proxy statement, the affirmative vote of stockholders of the Company representing a majority of the voting power of our Common Stock is required to approve the proposal.

At the close of business on the record date for the 2013 Annual Meeting, approximately 52.8% of our issued and outstanding Common Stock was controlled by a subsidiary of Delek Group. As a result, Delek Group and its affiliates will have sufficient voting power to determine the outcome of Proposal 6.

Our Board of Directors reserves the right, notwithstanding stockholder approval of Proposals 2 through 7 and without further action by our stockholders, to elect not to proceed with filing any or all of the amendments to, or the amendment and restatement of, our A&R Certificate if, at any time prior to filing the amendments to our A&R Certificate, our Board of Directors, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders.

The Board of Directors recommends a vote “FOR” the approval of the amendment of the Amended and Restated Certificate of Incorporation of the Company to effect the amendment described in Proposal 6.

PROPOSAL 7

APPROVAL OF A SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WHICH WILL INTEGRATE THE AMENDMENTS INTO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AS CURRENTLY IN EFFECT

If the amendments proposed in Proposals 2 through 6 are approved by the stockholders at the 2013 Annual Meeting, the Board plans thereafter to cause the Company to file with the Office of the Secretary of State of the State of Delaware the Second Amended and Restated Certificate of Incorporation of the Company to effect these amendments as well as certain conforming changes made necessary thereby. The Board believes that effecting all of the proposed amendments that are approved through a single amendment and restatement would make the Company's certificate of incorporation more understandable and more easily navigable for stockholders, investors, business partners and other stakeholders, as well as being more economical in time, cost and resources than a series of amendments.

The form of the Second Amended and Restated Certificate of Incorporation of the Company, which reflects all amendments proposed by the Board of Directors to be made to our A&R Certificate, is attached to this proxy statement as Appendix A . You should read Appendix A in its entirety before making a decision as to how to vote your shares in connection with each of Proposals 2 through 7.

Vote Required for Proposal 7

With respect to Proposal 7 and the other proposed amendments to our A&R Certificate discussed in this proxy statement, the affirmative vote of stockholders of the Company representing a majority of the voting power of our Common Stock is required to approve the proposal.

At the close of business on the record date for the 2013 Annual Meeting, approximately 52.8% of our issued and outstanding Common Stock was controlled by a subsidiary of Delek Group. As a result, Delek Group and its affiliates will have sufficient voting power to determine the outcome of Proposal 7.

Our Board of Directors reserves the right, notwithstanding stockholder approval of Proposals 2 through 6 and without further action by our stockholders, to elect not to proceed with filing any or all of the amendments to, or the amendment and restatement of, our A&R Certificate if, at any time prior to filing the amendments to our A&R Certificate, our Board of Directors, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders.
The Board of Directors recommends a vote “FOR” the approval of the Second Amended and Restated Certificate of Incorporation of the Company described in this Proposal 7 to effect the amendments described in Proposals 2 through 6.

AUDIT COMMITTEE REPORT

Management is responsible for our system of internal controls and the overall financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and systems of internal accounting and financial controls.

At the beginning of 2012, the Audit Committee was comprised of Messrs. Maslowe, Leonard, Jordá, Zohar and Kacherginski. Mr. Kacherginski left the Audit Committee upon the end of his Board service in May 2012 and Mr. Jordá left the committee upon the Board's reorganization of its committees after the completion of the Delek Group Offering on March 20, 2013. During 2012, the Audit Committee reviewed and discussed with both management and our independent registered public accounting firm all annual and quarterly financial statements prior to their issuance. During 2012, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with United States generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence. Additionally, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure, including its internal control over financial reporting.

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to the Board of Directors that it approve the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee has recommended that the Board of Directors ask the stockholders to ratify the appointment of Ernst & Young at the Annual Meeting.

Members of the Audit Committee

Philip L. Maslowe, Chairman
Carlos E. Jordá
Charles H. Leonard
Shlomo Zohar

RELATIONSHIP WITH INDEPENDENT AUDITORS

The information required by Item 9(e) of Schedule 14A is filed under Item 14 (Principal Accountant Fees and Services) of our Annual Report on Form 10-K for the year ended December 31, 2012 and is incorporated herein by reference.

PROPOSAL 8

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR 2013

The Audit Committee has appointed Ernst & Young LLP, as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2013. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

We are asking you to ratify the selection of Ernst & Young as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification because we value your views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent public accounting firm.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

To be considered for inclusion in our Proxy Statement for our 2014 Annual Meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be in writing and submitted to the Secretary of Delek US Holdings, Inc. at 7102 Commerce Way, Brentwood, Tennessee 37027, and must otherwise comply with the requirements of Rule 14a-8. The proposal must be received no later than December 16, 2013 for us to consider it for inclusion.

Stockholders who desire to present business at our 2014 Annual Meeting of stockholders, without inclusion in the Proxy Statement for such meeting, including a nomination of a candidate for election as director at such meeting, must notify our Secretary of such intent in accordance with our bylaws by writing to the Secretary of Delek US Holdings, Inc. at 7102 Commerce Way, Brentwood, Tennessee 37027. To be timely, such notice must be received not later than January 15, 2014, nor earlier than December 16, 2013, provided that if the date of the Annual Meeting is advanced more than thirty calendar days prior to or delayed by more than thirty calendar days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth calendar day prior to such Annual Meeting or the tenth calendar day following the day on which public disclosure of the date of such meeting is first made. The advance notice must also meet the other requirements of Section 2.02 of our bylaws. You may obtain a copy of our bylaws by writing to our Secretary at the address above.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this Proxy Statement. By incorporating by reference, we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for information incorporated by reference that is superseded by information contained in this Proxy Statement. This Proxy Statement incorporates by reference information from our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 under Item 14, Principal Accounting Fees and Services. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 has been mailed to you along with this Proxy Statement and is available free of charge on our website, which is located at http://www.DelekUS.com.

APPENDIX A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DELEK US HOLDINGS, INC.

Delek US Holdings, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "GCL"), DOES HEREBY CERTIFY:

1.    The name of the corporation is Delek US Holdings, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 10, 2001 (the “Original Certificate”). The date of the filing of the Amended and Restated Certificate of Incorporation was April 18, 2006 (the “Restated Certificate”).

2.    This Second Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted by the Board of Directors and the stockholders of the corporation in accordance with Sections 242 and 245 of the GCL.

3.    The text of the Original Certificate as amended and restated by the Restated Certificate is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the corporation is Delek US Holdings, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is at 874 Walker Road, Suite C, City of Dover, County of Kent; and the name of its registered agent at such address is United Corporate Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under GCL as set forth therein.

FOURTH: The total number of shares of stock of all classes of stock which the corporation shall have the authority to issue is 120,000,000 shares, consisting solely of 110,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

1.    Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the voting powers, if any, designations, preferences and the relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of any such series, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then issued and outstanding). The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a)the designation of the series, which may be by distinguishing number, letter or title;

(b)the number of shares of the series, which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then issued and outstanding);

(c)whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of the series, and the dates and preferences of the dividends of such series;

(d)the redemption rights and price or prices, if any, for shares of the series;

(e)the terms and amount of any sinking find provided for the purchase or redemption of shares of the series;

(f)the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

(g)whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the corporation or any other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(h)the right, if any, to subscribe for or to purchase any securities of the corporation or any other corporation or other entity;

(i)the voting rights, if any, of the holders of shares of the series; and

(j)any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof.

2. Common Stock. Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date of such meeting.

FIFTH: The corporation is to have perpetual existence.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal any and all of the bylaws of the corporation. In addition, notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the bylaws of the corporation), the bylaws of the corporation may be adopted, altered, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all of the issued and outstanding shares of capital stock of the corporation entitled to vote thereon, voting together as a single class.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision of the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: Subject to the rights of holders of Preferred Stock, if any, the number of directors that shall constitute the whole Board of Directors shall be as provided in the bylaws of the corporation, as the same may be amended from time to time. Such number of directors shall from time to time be fixed and determined by the directors as set forth in the bylaws of the corporation. The directors shall be elected at the annual meeting of stockholders, and each director elected shall hold office until his or her successor shall be elected and qualified. Directors need not be residents of the State of Delaware or stockholders of the corporation. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.

If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors as provided in the bylaws or otherwise, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship. Any director so chosen shall hold office until the next election and until his or her successor shall be duly elected and qualified, unless sooner displaced.

Advance notice of stockholder nominations for the election of directors must be given in the manner provided in the bylaws of the corporation.

TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

ELEVENTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the GCL, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit. If the GCL is amended after the date of incorporation of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

TWELFTH: The corporation shall, to the fullest extent permitted by the GCL (including, without limitation, Section 145 thereof), as amended from time to time, indemnify any officer or director whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other losses of any nature. The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

THIRTEENTH: The corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation or serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability, whether or not the corporation would have the power to indemnify such person against such liability under the GCL.

FOURTEENTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called in accordance with the provisions of this Certificate of Incorporation and the bylaws of the corporation, and may not be taken by a written consent of the stockholders.

FIFTEENTH: Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the Corporation), any director or the entire Board of Directors may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all of the issued and outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of stockholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors, recommends the removal of a director to the stockholders, such removal may be effected by the affirmative vote of the holders of at least a majority of all of the issued and outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of stockholders for that purpose.

SIXTEENTH: Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the bylaws of the corporation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all of the issued and outstanding shares of capital stock of the corporation entitled to vote thereon, voting together as a single class, shall be required to amend, repeal, or adopt any provisions inconsistent with Articles Sixth, Eleventh, Twelfth, Thirteenth, Fifteenth, or this Article Sixteenth, provided, that this Article Sixteenth shall not apply to, and such sixty-six and two-thirds percent (66 2/3%) vote shall not be required for any amendment, repeal or adoption unanimously recommended to the stockholders by the Board of Directors, in which case such amendment, repeal, or adoption may be effected by the affirmative vote of the holders of at least a majority of all of the issued and outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of stockholders for that purpose.

SEVENTEENTH: Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the corporation to the corporation or the corporation's stockholders, (c) any action asserting a claim arising pursuant to any provision of Delaware law or the corporation's certificate of incorporation or bylaws, or (d) any action asserting a claim against the corporation governed by the internal affairs doctrine.

IN WITNESS WHEREOF, Delek US Holdings, Inc. has caused this Certificate of Incorporation to be executed by its President and Chief Executive Officer, this __ th day of ____ , 2013.

____________________________________________
Ezra Uzi Yemin
President and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

DELEK US HOLDINGS, INC.

May 7, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=196835&p=irol-proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1	Election of Directors:	NOMINEES:
☐	FOR ALL NOMINEES	¡	Ezra Uzi Yemin
		¡	Asaf Bartfeld
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Carlos E. Jordá
		¡	Gabriel Last
		¡	Charles H. Leonard
☐	FOR ALL EXCEPT (see instructions below)	¡	Philip L. Maslowe
		¡	Shlomo Zohar
INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●
To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
			FOR	AGAINST	ABSTAIN
2	Approval of amendment to our Amended and Restated Certificate of Incorporation to provide that stockholder actions may only be taken at annual or special meetings of stockholders		☐	☐	☐
3
Approval of amendment to our Amended and Restated Certificate of Incorporation to provide that members of our Board of Directors could be removed with or without cause by a supermajority vote of stockholders
			☐	☐	☐
4
Approval of amendment to our Amended and Restated Certificate of Incorporation to provide that, with certain exceptions, the Court of Chancery of the State of Delaware be the exclusive forum for certain legal actions
			☐	☐	☐
5	Approval of amendment to our Amended and Restated Certificate of Incorporation to provide that our bylaws could be amended only by a supermajority vote of stockholders		☐	☐	☐
6
Approval of amendment to our Amended and Restated Certificate of Incorporation to provide that certain provisions of our Certificate of Incorporation could be amended only by a supermajority vote of stockholders
			☐	☐	☐
7	Approval of the Second Amended and Restated Certificate of Incorporation which will integrate the amendments into our Amended and Restated Certificate of Incorporation as currently in effect		☐	☐	☐
8	Ratification of the appointment of Ernst & Young, LLP as our independent registered accounting firm for the fiscal year ending December 31, 2013:		☐	☐	☐
Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting. The stockholder below acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each of which has been furnished herewith.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS, "FOR" THE APPROVAL OF THE PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2, 3, 4, 5, 6, 7 AND 8.
PLEASE COMPLETE, DATE, SIGN, AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.
Signature of Stockholder		Date:	Signature of Stockholder		Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DELEK US HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 7, 2013.

Ezra Uzi Yemin and Assaf Ginzburg and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution, are hereby authorized to represent and to vote all shares of common stock, par value $0.01 per share, of Delek US Holdings, Inc. held of record by the undersigned on March 12, 2013, at the Annual Meeting of Stockholders to be held at 2:00 PM central time on May 7, 2013, at the Drury Plaza Hotel, 1874 West McEwen Drive in Franklin, Tennessee, and any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2, 3, 4, 5, 6, 7 AND 8.

(Continued and to be signed on the reverse side)